As filed with the Securities and Exchange Commission on November 22, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIVE STAR QUALITY CARE, INC.

(Exact name of registrant as specified in its charter)

Maryland	04-3516029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Centre Street

Newton, Massachusetts  02458

(617) 796-8387

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

For Co-Registrants, please see “Table of Co-Registrants” on the following page.

Evrett W. Benton, President

Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts  02458

(617) 796-8387

(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

(617) 338-2800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
3.75% Convertible Senior Notes due 2026	$126,500,000		100	%(1)	$126,500,000	(1)	$13,535.50	(2)
Subsidiary Guarantees of 3.75% Convertible Senior Notes due 2026	—	(3)	—	(3)	—	(3)	—	(3)
Common Stock, par value $.01 per share(4)	12,234,042	(5)	—		—		—	(6)

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act.

(2)     Calculated pursuant to Rule 457(o) under the Securities Act.

(3)     Certain of our domestic subsidiaries are guaranteeing all payments, including principal and interest, on the notes being registered hereunder.  No separate consideration has been or will be received for the subsidiary guarantees.  Pursuant to Rule 457(n) under the Securities Act, there is no filing fee with respect to the subsidiary guarantees.

(4)     Each share of common stock, par value $.01 per share, or common share, registered hereby may include a right to purchase junior participating preferred shares or other securities as more fully described herein.

(5)     Includes 9,730,769 common shares issuable upon conversion of the notes at the initial conversion rate of 76.9231 common shares per $1,000 principal amount of notes and up to 2,503,273 additional common shares issuable upon conversion of the notes at an adjusted conversion rate of up to 19.79 common shares per $1,000 principal amount of notes in connection with a “make-whole fundamental change” (as defined in the Indenture dated October 18, 2006, among the registrant, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee).  Pursuant to Rule 416 under the Securities Act, the common shares registered hereby also include an indeterminate number of additional shares resulting from stock splits, dividends or similar transactions that may be issued to prevent dilution.

(6)     Pursuant to Rule 457(i) under the Securities Act, the registration fee is calculated on the basis of the proposed offering price of the notes alone because no additional consideration is to be received in connection with the registration of common shares issuable upon conversion of the notes.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Name	State of Formation	IRS Employer Identification Number
FS Lafayette Tenant Trust	Maryland	04-6956123
FS Leisure Park Tenant Trust	Maryland	52-2358706
FS Lexington Tenant Trust	Maryland	04-6956126
FS Tenant Pool I Trust	Maryland	04-6954897
FS Tenant Pool II Trust	Maryland	52-7237114
FS Tenant Pool III Trust	Maryland	04-6954899
FS Tenant Pool IV Trust	Maryland	04-6954900

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to Completion

Preliminary Prospectus Dated November 22, 2006

PROSPECTUS

Five Star Quality Care, Inc.

$126,500,000 Aggregate Principal Amount of

3.75% Convertible Senior Notes due 2026

and

Shares of Common Stock

Issuable Upon Conversion of the Notes

We issued $126,500,000 aggregate principal amount of 3.75% convertible senior notes due 2026 in a private placement in October 2006.  This prospectus will be used by selling securityholders to resell their notes and the shares of common stock, or common shares, issuable upon conversion of their notes. We will not receive any proceeds from the resale of the notes or common shares hereunder.

The notes mature on October 15, 2026.  The notes bear interest at the rate of 3.75% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2007, to holders of record at the close of business on the preceding April 1 and October 1, respectively.

The notes are convertible into common shares at any time, subject to prior maturity, redemption or repurchase, based on an initial conversion rate, which is subject to adjustment, of 76.9231 common shares per $1,000 principal amount of notes. This represents an initial conversion price of $13.00 per share.  A holder that surrenders notes for conversion in connection with a “make-whole fundamental change,” as described in this prospectus, that occurs before October 20, 2011 may in some circumstances be entitled to an increased conversion rate.

On or after October 20, 2011, we may from time to time at our option redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date. We will make at least 10 semi-annual interest payments on the notes before we may redeem them.

On each of October 15, 2013, October 15, 2016 and October 15, 2021, holders of the notes may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date.  If we experience a “fundamental change,” as described in this prospectus, holders of the notes may require us to repurchase all or a portion of their notes at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes are guaranteed by certain, but not all, of our domestic subsidiaries.  The notes and the subsidiary guarantees are our and our subsidiary guarantors’ senior unsecured obligations and rank equally with all of our and our subsidiary guarantors’ existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness and are structurally subordinated to all existing and future liabilities of our non-guarantor subsidiaries.

Our common shares are quoted on the American Stock Exchange, or AMEX, under the trading symbol “FVE.”  The last reported sale price of our common shares on the AMEX on November 21, 2006 was $10.29.

Investing in the notes and the common shares into which the notes are convertible involves risk.  See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

Our principal executive office is at 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8387.

The date of this prospectus is November     , 2006.

ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this document or any applicable prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make an offer of our securities in any jurisdiction where it is unlawful.  You should assume that information in this prospectus and any applicable prospectus supplement, as well as the information we have previously filed with the Securities and Exchange Commission, or SEC, and incorporated by reference in this prospectus or any applicable prospectus supplement, is accurate only as of the date of the documents containing the information.

i

Summary

This summary highlights information contained elsewhere in this prospectus and the documents incorporated into it by reference.  Because this is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire prospectus carefully, including “Risk Factors” and our financial statements and notes to those financial statements, which are incorporated by reference, and other information appearing elsewhere or incorporated by reference in this prospectus.

References in this prospectus to “we,” “us,” “our,” the “Company” or “Five Star” mean Five Star Quality Care, Inc. and its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

OUR COMPANY

We are organized as a Maryland corporation and operate senior living communities, including independent living and congregate care communities, assisted living communities and nursing homes.  As of November 21, we operated 161 senior living communities containing 18,026 living units located in 29 states.  As of November 21, we also operated six institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public, and two rehabilitation hospitals.

THE OFFERING

Issuer	Five Star Quality Care, Inc.

Notes	$126.5 million aggregate principal amount of 3.75% convertible senior notes due 2026.

Maturity	The notes mature on October 15, 2026, unless earlier redeemed, repurchased or converted.

Interest payment dates

We will pay 3.75% interest per annum on the principal amount of the notes, payable semi-annually in arrears on April 15 and October 15 of each year, starting on April 15, 2007, to holders of record at the close of business on the preceding April 1 and October 1, respectively. Interest accrues on the notes from and including October 18, 2006 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.

Subsidiary guarantors	The notes are guaranteed on a senior unsecured basis by certain of our domestic wholly owned subsidiaries. However, most of our subsidiaries are not guarantors.

Ranking	The notes and the subsidiary guarantees are our and our subsidiary guarantors’ senior unsecured obligations and rank equally with all of our and our subsidiary guarantors’ existing and future senior unsecured indebtedness. The notes are effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness and are structurally subordinated to all existing and future liabilities of our non-guarantor subsidiaries. As of September 30, 2006, we and our subsidiaries had approximately $44.9 million of secured indebtedness outstanding, all of which are obligations of our non-guarantor subsidiaries, with an additional $25.0 million of secured indebtedness under our secured revolving credit facility available for borrowing by us (and which would be guaranteed by the guarantors and certain of our subsidiaries that do not guarantee the notes), that would effectively rank senior to the notes and/or the subsidiary guarantees. In addition, our non-guarantor subsidiaries have substantial additional obligations, including trade payables and lease obligations, to which the notes are effectively subordinated. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur additional senior or other indebtedness. See “Description of notes—Ranking and subsidiary guarantees.”

Conversion rights

Holders may convert their notes at any time, subject to prior maturity, redemption or repurchase. The initial conversion rate, which is subject to adjustment, is 76.9231 common shares per $1,000 principal amount of notes. This represents an initial conversion price of $13.00 per share. A holder that surrenders notes for conversion in connection with a “make-whole fundamental change” that occurs before October 20, 2011 may in some circumstances be entitled to an increased conversion rate. See “Description of Notes—Conversion rights.” Our charter places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% (in number of shares or value, whichever is more restrictive) of any class of our equity securities. See “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on share ownership and transfer.”

Sinking fund	None.

Redemption of notes at our option

On or after October 20, 2011, we may, at any time and from time to time, at our option redeem the notes, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes—Redemption of notes at our option.”

Purchase of notes by us at the option of the holder

On each of October 15, 2013, October 15, 2016 and October 15, 2021, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. See “Description of notes—Purchase of notes by us at the option of the holder.”

Right of holder to require us to repurchase notes if a
fundamental change occurs

If a “fundamental change,” as described in this prospectus, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date. See “Description of Notes—Holders may require us to repurchase their notes upon a fundamental change.”

Events of default

If an event of default on the notes has occurred and is continuing, the principal amount of the notes plus any premium and accrued and unpaid interest may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of Notes—Events of default.”

Use of proceeds	We will not receive any proceeds from this offering.

DTC eligibility

The notes were issued in book-entry-only form and are represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their notes for certificated securities. See “Description of Notes—Form, denomination and registration of notes.”

Listing and trading

The notes issued in the private placement are eligible for trading on the Private Offerings, Resales and Trading Through Automated Linkages, or PORTAL, Market of the National Association of Securities Dealers Inc. The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market. We do not intend to list the notes on any other national securities exchange or automated quotation system. Our common shares are listed on the AMEX under the symbol “FVE.”

Certain federal income tax considerations

For a discussion of material federal income tax considerations relating to the acquisition, ownership and disposition of the notes and common shares into which the notes are convertible, see “Certain Federal Income Tax Considerations.”

Risk factors

In analyzing an investment in the notes we are offering pursuant to this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk Factors.”

For a more complete description of the terms of the notes, see “Description of Notes.”  For a more complete description of our common shares and related matters, see “Description of Capital Stock” and “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws.”

Risk Factors

Investing in the notes or our common shares entails significant risks.  The following is a description of the material risks which we can identify. There may be additional risks and uncertainties not presently known to us or that we currently consider immaterial but which may become material. You should carefully consider the risks and uncertainties described below and elsewhere in this prospectus and the documents incorporated by reference before deciding to purchase the notes or our common shares.

RISKS RELATED TO OUR BUSINESS

A small percentage decline in our revenues or increase in our expenses could have a material negative impact upon our operating results.

For the nine months ended September 30, 2006, our revenues were $591.7 million and our operating expenses were $668.2 million (including our Sunrise Senior Living Services, Inc., or SLS, termination expense of approximately $89.8 million for 11 management agreements). A small percentage decline in our revenues or increase in our expenses could have a material negative impact upon our operating results.

We may not achieve the anticipated benefits of our termination of management agreements for 30 communities that SLS managed for us.

In November 2005, February 2006 and June 2006 we terminated management agreements for 23 communities that SLS managed for us. In addition, in November 2006 we agreed with SLS to terminate management agreements relating to the remaining seven communities SLS managed for us. The financial benefits we expect to realize from the termination of these management agreements are largely dependent upon our ability to maintain or increase the occupancy of these communities and to lower certain operating costs. Changing management at senior living communities sometimes results in decreased occupancy, declining revenues and increased costs. The transition of operations at senior living communities is often complicated and we can provide no assurance that the benefits we hope to achieve by terminating these SLS management agreements will be realized.

We may not achieve the anticipated benefits from our lease of the two rehabilitation hospitals.

The historical operating and financial information we have concerning the two rehabilitation hospitals’ operations may not be accurate. Also, recent changes in Medicare rate formulas applicable to rehabilitation hospitals make it difficult to project these hospitals’ future financial results.  In these circumstances, any projection or implications that our future operation of these hospitals will be profitable may prove to be inaccurate.  In fact, we may be unable to operate these hospitals profitably and we may experience losses from our operation of these hospitals.

The rehabilitation hospitals may be subject to Medicare reclassification, resulting in lower Medicare rates.

A significant amount of the revenues at the rehabilitation hospitals will be paid by Medicare and we will become more dependent upon the Medicare programs as we begin to operate these hospitals. Under the “75% Rule,” in order to qualify under Medicare as an inpatient rehabilitation facility, or IRF, at least 75% of a facility’s total inpatient population must require intensive rehabilitation services associated with treatment of at least one of 13 designated medical conditions. The rule is being phased in over four years. For cost reporting periods starting on and after July 1, 2006, the requirement is 60%; for cost reporting periods starting on and after July 1, 2007 and July 1, 2008, the requirement will be 65% and 75%, respectively. Although fully reliable information is not presently available, we believe that 60% of the patients at the rehabilitation hospitals we began to operate on October 1, 2006 meet these requirements. If these rehabilitation hospitals are unable to meet the requirements of the 75% Rule, they will be subject to Medicare reclassification as a different type of provider and receive lower Medicare reimbursement rates.

The failure of Medicare and Medicaid rates to match our costs will reduce our income.

Some of our current operations, especially our nursing homes, receive significant revenues from the Medicare and Medicaid programs. During the year ended December 31, 2005, approximately 36% of our net revenues from residents were received from these programs. For the nine months ended September 30, 2006, approximately 35% of our net revenues from residents were received from these programs. The federal government and some states are now experiencing fiscal deficits. Historically, when governmental deficits have increased, cut backs in Medicare and Medicaid funding have often followed. These cut backs sometimes include rate reductions, but more often result in a failure of Medicare and Medicaid rates to increase by sufficient amounts to offset increasing costs. For example, since the beginning of 2006, there have been cut backs to Medicare funding which have affected profitability of our current and continuing nursing home operations. We cannot now predict whether future Medicare and Medicaid rates will be sufficient to cover our future cost increases. Medicare and Medicaid rate declines or a failure of these rates to cover increasing costs will result in our experiencing lower earnings or losses. The rehabilitation hospitals that we expect to begin operating in 2006 receive a significant part of their revenues from the Medicare programs, and these operations will increase our exposure to Medicare rate risks.

Our growth strategy may not succeed.

Since our spin off from Senior Housing Properties Trust, or Senior Housing, on December 31, 2001, we have grown rapidly through acquisitions. Our business plan includes acquiring additional senior living communities, pharmacies and, possibly, additional rehabilitation hospitals. Our growth strategy involves risks, including the following:

•                  we may be unable to locate senior living communities, pharmacies or rehabilitation hospitals available for purchase at acceptable prices;

•                  we may be unable to access capital to make acquisitions or operate acquired businesses;

•                  acquired operations may not perform in accord with our expectations;

•                  we may be required to make significant capital expenditures to improve acquired facilities, including capital expenditures that may not have been anticipated by us at the time of the acquisition;

•                  we may have difficulty retaining key employees and other personnel at acquired facilities;

•                  acquired operations may subject us to unanticipated contingent liabilities or regulatory problems;

•                  to the extent we incur acquisition debt or leases, our operating leverage may increase and, to the extent we issue additional equity, our shareholders’ percentage of ownership will be diluted; and

•                  combining our present operations with newly acquired operations may disrupt operations or cost more than anticipated.

For these reasons and others:

•                  our business plan to grow may not succeed;

•                  the benefits which we hope to achieve by growing may not be achieved;

•                  we may suffer declines in profitability or losses; and

•                  our existing operations may suffer from a lack of management attention or financial resources if such attention and resources are devoted to a failed growth strategy.

When we acquire new communities, we frequently see a decline in community occupancy and it often takes some period of time for us to stabilize acquired operations. For example, occupancy levels for the communities we acquired in June 2005 from Gordon Health Ventures, LLC, or Gordon, are still somewhat below their historical levels. Our efforts to restore occupancy or stabilize acquired communities’ operations may not be successful. In addition, we cannot provide any assurance that we will not experience a decline in occupancy of our recently acquired rehabilitation hospitals. In addition, we have recently expanded into the institutional and mail order pharmacy businesses and recently commenced operating two rehabilitation hospitals. These are businesses with which we have limited experience, and our initiatives in these areas may not be successful.

If we are unable to operate our recently acquired rehabilitation hospitals successfully, our reputation as a provider of health and rehabilitation services may be damaged. Even if we successfully operate these hospitals, these operations may have little or no benefit to our other operations.

We may not achieve the anticipated benefits of our acquisition of the Gordon communities or the communities and rehabilitation hospitals we recently began to operate.

The financial benefits we expect to realize from our 2005 acquisition of the Gordon communities continue to be largely dependent upon our ability to increase the occupancy of the Gordon communities and to realize cost savings by combining the Gordon communities’ operations and our existing operations. Changing management at senior living communities sometimes results in decreased occupancy, declining revenues and increased costs. If our management of the Gordon communities does not increase occupancy, increase revenues and lower costs, we may not achieve the anticipated benefits and we may experience losses. In addition, we may not achieve the anticipated benefits of other recent transactions, including the eight senior living communities we began to operate in September and October 2006 and the two rehabilitation hospitals we began to operate in October 2006.

The nature of our business exposes us to litigation risks. As a result, our insurance costs have increased and may continue to increase, and we self insure a large portion of our litigation risks.

The nature of our business exposes us to litigation, and we are subject to lawsuits in the ordinary course of our business. In several well publicized instances, private litigation by residents of senior living communities for alleged abuses has resulted in large damages awards against other operating companies. Today, some lawyers and law firms specialize in bringing litigation against senior living companies. As a result of this litigation and potential litigation, our cost of liability insurance has increased dramatically during the past few years. Medical liability insurance reform has become a topic of political debate and some states have enacted legislation to limit future liability awards. However, unless such reforms are generally adopted, we expect our insurance costs may continue to increase. To reduce costs, we self insure a significant amount of our litigation liability risks. Although our reserves for liability self insurance have been determined with guidance from third party professionals, our reserves may prove inadequate. Increasing liability insurance costs and increasing self insurance reserves may materially negatively affect our results of operations.

Our business is subject to extensive regulation which increases our costs and may result in losses.

Licensing and Medicare and Medicaid laws require operators of senior living communities to comply with extensive standards governing operations. There are also various laws prohibiting fraud by senior living operators, including criminal laws that prohibit false claims for Medicare and Medicaid and that regulate patient referrals. In recent years, the federal and state governments have devoted increased resources to monitoring the quality of care at senior living communities and to anti-fraud investigations. When quality of care deficiencies are identified or improper billing is uncovered, various sanctions may be imposed, including denial of new admissions, exclusion from Medicare or Medicaid program participation, monetary penalties, governmental oversight or loss of licensure. Our communities incur sanctions and penalties from time to time. As a result of this extensive regulatory system and increasing enforcement initiatives, we have increased our costs of monitoring quality of care compliance and billing procedures, and we expect these costs may continue to increase. Also, if we become subject to regulatory sanctions, our business may be adversely affected and we might experience financial losses.

A significant increase in our labor costs may have a material adverse effect on us.

We compete with other operators of senior living communities with respect to attracting and retaining qualified personnel responsible for the day to day operations of each of our communities. A shortage of nurses or other trained personnel may require us to increase the wages and benefits offered to our employees in order to attract and retain these personnel or to hire more expensive temporary personnel. Also, we have to compete for lesser skilled workers with numerous other employers. Further, when we acquire new facilities, we may be required to pay increased compensation or offer other incentives to retain key personnel and other employees. Employment statistics recently published by the government indicate a tightening job market. Historically, these statistics have often foretold increased wage pressures and we may experience such wage pressures in the near future. For example, recent wage increases in Connecticut have made our operations in that state unprofitable. Employee benefits costs, including employee health insurance and workers compensation insurance costs, have materially increased in recent years. To help control these costs, we partially self insure our workers compensation insurance and fully self insure our employee health insurance. Although our self insurance reserves have been determined with guidance from third party professionals, our reserves may be inadequate. Increasing employee health and workers compensation insurance costs and increasing self insurance reserves for this type of insurance may materially negatively affect our earnings. No assurance can be given that our labor costs will not increase or that any increase will be matched by corresponding increases in rates charged to residents. Any significant failure by us to control our labor costs or to pass on any increased labor costs to residents through rate increases could have a material adverse effect on our business, financial condition and results of operations.

Our business requires us to make significant capital expenditures to maintain and improve our facilities.

Physical characteristics of senior living communities and rehabilitation hospitals are mandated by various governmental authorities. Changes in these regulations may require us to make significant expenditures. Our communities sometimes require significant expenditures to address ongoing required maintenance and to make them attractive to residents. In addition, we often are required to make significant capital expenditures when we acquire new facilities. Our available financial resources may be insufficient to fund these expenditures. In addition to capital expenditures we are making at some of our senior living facilities, we expect that we will need to make certain capital expenditures, which could be significant, at our recently acquired rehabilitation hospitals.

Our business is highly competitive and we may be unable to operate profitably.

We compete with numerous other companies that provide senior living services, including home healthcare companies and other real estate based service providers. Historically, nursing homes have been somewhat protected from competition by state laws requiring certificates of need to develop new communities; however, these barriers have been eliminated in many states. Also, there are few barriers to competition for home healthcare or for independent and assisted living services. Growth in the availability of nursing home alternatives, including assisted living communities, has had and may in the future have the effect of reducing the occupancy or profitability at nursing homes, including those we operate. Many of our existing competitors are larger and have greater financial resources than us. Accordingly, we cannot provide any assurances that we will be able to attract a sufficient number of residents to our communities or that we will be able to attract employees and keep wages and other employee benefits, insurance costs and other operating expenses at levels which will allow us to compete successfully or to operate profitably.

We are subject to possible conflicts of interest; we have engaged in, and expect to continue to engage in, transactions with related parties.

Our business is subject to possible conflicts of interest as follows:

•                  our Chief Executive Officer, Evrett W. Benton, and our Chief Financial Officer, Bruce J. Mackey Jr., are also part-time employees of Reit Management & Research LLC, or RMR.  RMR is the manager for Senior Housing and we purchase various services from RMR pursuant to a shared services agreement;

•                  our managing directors, Barry M. Portnoy and Gerard M. Martin, are managing trustees of Senior Housing. Mr. Portnoy also is the majority beneficial owner and the chairman of RMR and another entity that leases office space to us, and Mr. Martin is a director of RMR;

•                  under our shared services agreement with RMR, in the event of a conflict between Senior Housing and us, RMR may act on behalf of Senior Housing rather than on our behalf; and

•                  as of September 30, 2006, we leased from Senior Housing 138 of the 156 senior living communities that we operated for annual minimum rent of approximately $110.3 million. In addition, our two rehabilitation hospitals are leased from Senior Housing for annual minimum rent of approximately $10.3 million.

On December 31, 2001, Senior Housing distributed substantially all of its ownership of our shares to its shareholders. Simultaneously with the spin off, we entered into agreements with Senior Housing which, among other things, limit ownership of more than 9.8% of our voting shares, restrict our ability to take any action that could jeopardize the tax status of Senior Housing as a real estate investment trust, or REIT, and limit our ability to acquire real estate of types which are owned by Senior Housing or other real estate investment trusts managed by RMR. As a result of these agreements, our leases with Senior Housing and our shared services agreement with RMR, Senior Housing, RMR and their respective affiliates have significant roles in our business and we do not anticipate any changes to those roles in the future. Future business dealings between us, Senior Housing, RMR and their respective affiliates may be on terms less favorable to us than we could achieve on an arm’s length basis. Although we do not believe these conflicts have adversely affected, or will adversely affect, our business, not everyone may agree with our position.

The limitations on the ownership of our shares and other anti-takeover provisions in our governing documents and in our material agreements may prevent our shareholders from receiving a takeover premium for their shares.

Our charter places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% (in number of shares or value, whichever is more restrictive) of any class of our equity securities. The terms of our leases with Senior Housing and our shared services agreement with RMR provide that our rights under these agreements may be cancelled by Senior Housing and RMR, respectively, upon the acquisition by any person or group of more than 9.8% of our voting stock, and upon other change in control events, as defined in those documents. If the breach of these ownership limitations causes a lease default, shareholders causing the default may become liable to us or to other shareholders for damages. Additionally, on March 10, 2004, we entered into a rights agreement whereby in the event a person or group of persons acquires or attempts to acquire 10% or more of our outstanding common shares, our shareholders, other than such person or group, will be entitled to purchase additional shares or other securities or property at a discount. These agreements and other provisions in our charter and bylaws may increase the difficulty of acquiring control of us by means of a tender offer, open market purchases, a proxy fight or otherwise, if the acquisition is not approved by our board of directors. Other provisions in our governing documents which may deter takeover proposals include the following:

•                  staggered terms for members of our board of directors;

•                  the power of our board of directors, without a shareholders’ vote, to authorize and issue additional shares and classes of shares on terms that it determines;

•                  a 75% shareholder vote and cause requirements for removal of directors; and

•                  advance notice procedures with respect to nominations of directors and shareholder proposals.

For all of these reasons, shareholders may be unable to cause a change of control of us or to realize a change of control premium for their common shares.

Circumstances that adversely affect the ability of seniors to pay for our services could have a material adverse effect on us.

Approximately 65% of our net revenues from residents from our communities for the nine months ended September 30, 2006 were paid by residents from their private resources. We expect to continue to rely on the ability of our residents to pay for our services from their own financial resources. Inflation or other circumstances that adversely affect the ability of the elderly to pay for our services could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO THE NOTES, THE SUBSIDIARY GUARANTEES AND OUR COMMON SHARES

Increased leverage as a result of this offering may harm our financial condition and results of operations.

As adjusted to include the sale of the notes, our total consolidated long-term debt as of September 30, 2006 would have been approximately $170.8 million and would have represented approximately 63% of our total capitalization as of that date. In addition, the indenture for the notes will not restrict our ability to incur additional indebtedness.

Our level of indebtedness could have important consequences to you, because:

•                  it could affect our ability to satisfy our obligations under the notes;

•                  the portion of our cash flows from operations required to make interest and principal payments will not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;

•                  it may impair our ability to obtain additional financing in the future;

•                  it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and

•                  it may make us more vulnerable to downturns in our business, our industry or the economy in general.

In addition to our indebtedness, we have substantial lease and other obligations.

The notes are unsecured, are effectively subordinated to all of our and our subsidiary guarantors’ existing and future secured indebtedness and are structurally subordinated to all liabilities of our subsidiaries that do not guarantee the notes.

The notes are our unsecured senior obligations and rank equally with all our existing and future unsecured and senior indebtedness. We are a holding company and conduct substantially all of our operations through our subsidiaries. Certain of our US domestic subsidiaries jointly and severally guarantee our payment obligations with respect to the notes. The subsidiary guarantees are unsecured senior obligations of the subsidiary guarantors and rank equal in right of payment with all existing and future unsecured and senior indebtedness of those subsidiary guarantors.

The notes are effectively subordinated to any of our existing and future secured indebtedness and, similarly, the subsidiary guarantees are effectively subordinated to any existing and future secured indebtedness of the subsidiary guarantors, in each case to the extent of the assets securing such indebtedness. In addition, the notes are structurally subordinated to all liabilities, including indebtedness, trade payables and lease obligations of our non-guarantor subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make any funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances or other payments to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of those subsidiaries and are subject to the cash flow and assets of our subsidiaries. Our right to receive assets of any of our subsidiaries upon its liquidation or reorganization will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we and the subsidiary guarantors may not have sufficient assets to pay amounts due on any or all of the notes then outstanding.

As of September 30, 2006, we and our subsidiaries had approximately $44.9 million of secured indebtedness outstanding, all of which are obligations of our non-guarantor subsidiaries, with an additional $25.0 million of secured indebtedness under our secured revolving credit facility available for borrowing by us (and which would be guaranteed by the guarantors and certain of our subsidiaries that do not guarantee the notes), that would effectively rank senior to the notes and/or the subsidiary guarantees. In addition, our non-guarantor subsidiaries have substantial additional obligations, including trade payables and lease obligations, to which the notes are effectively subordinated.

The indenture for the notes does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

For a description of our existing indebtedness and that of our subsidiaries, see “Description of Other Indebtedness and Other Obligations.”

Only certain of our subsidiaries are guaranteeing the notes and we have no obligation to cause any current or future subsidiary to guarantee the notes.

The notes are guaranteed by certain of our domestic wholly owned subsidiaries. Our guarantor subsidiaries are only guaranteeing the notes so that Section 279 of the Internal Revenue Code of 1986, as amended, or the IRC, does not disallow our interest deductions on the notes. The subsidiary guarantors represent only a portion of our consolidated revenues, operating income and assets, and, accordingly, you should not place undue reliance on the subsidiary guarantees when making a decision to invest in the notes. Our current subsidiaries not guaranteeing the notes accounted for approximately 59% of our consolidated revenues and 50% of our operating expenses for the nine months ended September 30, 2006, and held approximately 85% of our consolidated assets as of September 30, 2006.  Further, we have no obligation to cause any current or future subsidiary to guarantee the notes, except in the limited circumstances set forth under “Description of Notes—Ranking and subsidiary guarantees.” Also, as a result of our ability to substitute one or more new subsidiary guarantors, the notes may be guaranteed in the future by subsidiaries of lesser credit quality than the initial subsidiary guarantors. As a result of the foregoing, the guarantor subsidiaries may represent significantly less of our consolidated revenues, operating income and assets in the future.

Volatility of the market price of our common shares may depress the trading price of the notes.

The market price of our common shares has fluctuated and could fluctuate significantly in the future in response to various factors and events, including, but not limited to, the risks set out in this prospectus, as well as:

•                  the liquidity of the market for our common shares;

•                  variations in our operating results;

•                  variations from analysts’ expectations; and

•                  general economic and industry trends and conditions.

In addition, the stock market in recent years has experienced broad price and volume fluctuations that often have been unrelated to the operating performance of particular companies. These factors, among others, could significantly depress the trading price of the notes and the price of our common shares issued upon conversion of the notes.

The conversion rate of the notes may not be adjusted for all dilutive events. Accordingly, we may engage in transactions that could dilute the value of the common shares into which your notes may be convertible.

As described under “Description of Notes—Conversion rights—Adjustments to the conversion rate,” we will adjust the conversion rate of the notes for certain events, including, among others:

•                  the issuance of stock dividends on our common shares;

•                  the issuance of certain rights or warrants;

•                  certain subdivisions and combinations of our capital stock;

•                  the distribution of capital stock, indebtedness or assets;

•                  cash dividends; and

•                  certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of common shares for cash or in connection with an acquisition, that may adversely affect the trading price of the notes or our common shares. If we engage in any of these types of transactions, the value of the common shares into which your notes may be convertible may be diluted. In addition, we will not increase the conversion rate to an amount, subject to adjustment, that exceeds 96.7118 shares per $1,000 principal amount of notes.  Our charter also restricts the ability of any person or group to acquire beneficial ownership of more than 9.8% (in number of shares or value, whichever is more restrictive) of any class of our equity securities.  See “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on share ownership and transfer.”

The increase in the conversion rate applicable to notes that holders convert in connection with a make-whole fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

If a make-whole fundamental change occurs before October 20, 2011, we will under certain circumstances increase the conversion rate applicable to holders who convert their notes within a specified time frame. The amount of the increase in the conversion rate depends on the date when the fundamental change becomes effective and the applicable price described in this prospectus.  See “Description of Notes—Conversion rights—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change.”

Although the increase in the conversion rate is designed to compensate you for the lost option time value of your notes as a result of the fundamental change, the increase in the conversion rate is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, you will not be entitled to an increased conversion rate if:

•                  the make-whole fundamental change occurs on or after October 20, 2011; or

•                  the applicable price is greater than $50.00 per share or less than $10.34 per share (in each case, subject to adjustment).

Furthermore, a holder may not receive the additional shares payable as a result of the increase in the conversion rate until after the third business day after the later of the date the holder surrenders the note for conversion and the effective date of the make-whole fundamental change, which could be a significant period of time after the date the holder has tendered its notes for conversion. Because we may not deliver the consideration due solely as a result of the increase in the conversion rate until after the effective date of the make-whole fundamental change, such consideration may not consist of our common shares as a result of the provisions described in “Description of Notes—Change in the conversion right upon certain reclassifications, business combinations and asset sales.” Accordingly, the shares, if any, due as a result of such increase may be paid in reference property. In addition, we will not increase the conversion rate to an amount, subject to adjustment, that exceeds 96.7118 shares per $1,000 principal amount of notes. Our obligation to increase the conversion rate as described above also could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change.

On each of October 15, 2013, October 15, 2016 and October 15, 2021, holders may require us to purchase, for cash, all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest to, but excluding, that date. If a fundamental change occurs, holders of the notes may require us to repurchase, for cash, all or a portion of their notes. We may not have sufficient funds for any required repurchase of the notes. We are the borrower under a secured revolving credit facility. If an event of default (as defined in the credit agreement) exists, we would not be permitted under this credit facility to make any payments of indebtedness and, therefore, may not be able effect any required repurchase of the notes. Events of default under our credit facility include, among others, certain change of control events, which include certain events which could be a “fundamental change” under the indenture relating to the notes. In addition, the terms of any borrowing agreements which we may enter into from time to time may require early repayment of borrowings under circumstances similar to those constituting a fundamental change. These agreements may also make our repurchase of notes an event of default under the agreements. If we fail to repurchase the notes when required, we will be in default under the indenture for the notes. See “Description of Notes—Purchase of notes by us at the option of the holder” and “—Holders may require us to repurchase their notes upon a fundamental change.”

We have made only limited covenants in the indenture for the notes, and these limited covenants may not protect your investment.

The indenture for the notes does not:

•                  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•                  limit our subsidiaries’ ability to incur indebtedness which would effectively rank senior to the notes;

•                  limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the notes;

•                  restrict our subsidiaries’ ability to issue securities that would be senior to the common shares of our subsidiaries held by us;

•                  restrict our ability to repurchase our securities;

•                  restrict our ability to pledge our assets or those of our subsidiaries; or

•                  restrict our ability to make investments or to pay dividends or make other payments in respect of our common shares or other securities ranking junior to the notes.

Furthermore, the indenture for the notes contains only limited protections in the event of a change in control. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the notes and our common shares but would not constitute a “fundamental change” that permits holders to require us to repurchase their notes. For these reasons, you should not consider the covenants in the indenture or the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.

If an active and liquid trading market for the notes does not develop, the market price of the notes may decline and you may be unable to sell your notes.

The notes are eligible for trading in The PORTAL Market only until they are sold pursuant to the effective registration statement, of which this prospectus forms a part.  We do not intend to list the notes on any national securities exchange. An active trading market may not develop for the notes. Even if a trading market for the notes develops, the market may not be liquid. If an active trading market does not develop, you may be unable to resell your notes or may only be able to sell them at a substantial discount.

Future issuances of common shares and hedging activities may depress the trading price of our common shares and the notes.

Any issuance of equity securities after this offering, including the issuance of shares upon conversion of the notes, could dilute the interests of our existing shareholders, including holders who have received shares upon conversion of their notes, and could substantially decrease the trading price of our common shares and the notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

In addition, the price of our common shares could also be affected by possible sales of our common shares by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common shares. This hedging or arbitrage could, in turn, affect the trading price of the notes and any common shares that holders receive upon conversion of the notes.

Provisions in the indenture for the notes, our charter documents and our material agreements could discourage an acquisition of us by a third party, even if the acquisition would be favorable to you.

Under the indenture for the notes, if a “fundamental change” (as defined in the indenture) occurs, holders of the notes will have the right, at their option, to require us to repurchase all or a portion of their notes. In addition, the indenture for the notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the notes. In addition, as described above under “—The limitations on the ownership of our shares and other anti-takeover provisions in our governing documents and in our material agreements may prevent our shareholders from receiving a takeover premium for their shares,” certain provisions in our charter and bylaws, our leases with Senior Housing, our shared services agreement with RMR and our rights agreement may increase the difficulty of acquiring control of us by means of a tender offer, open market purchases, a proxy fight or otherwise.

For all of these reasons, a third party could be prevented or deterred from acquiring us even where the acquisition could be beneficial to you.

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than investors’ expectations. Ratings agencies also may lower ratings on the notes in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

We do not intend to pay cash dividends on our common shares in the foreseeable future.

We have never declared or paid any cash dividends on our common shares, and we currently do not anticipate paying any cash dividends in the foreseeable future. Because we do not anticipate paying cash dividends for the foreseeable future, holders who convert their notes into our common shares will not realize a return on their investment unless the trading price of our common shares appreciates, which we cannot assure.

You may have to pay US taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, cash dividends and certain other events that affect our capital structure. See “Description of Notes—Conversion rights—Adjustments to the conversion rate.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for US federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “Certain Federal Income Tax Considerations—Tax consequences for US Holders—Constructive distributions.”

A holder of a note cannot exercise any of the rights of owning our common shares unless the holder converts the note into our common shares.

A holder of notes is not entitled to any of the rights of an owner of our common shares, including the right to vote or receive dividends and other distributions on our common shares, if any, unless the holder converts its notes and receives common shares.

The notes will provide you only with limited protection against structural subordination of the notes and, in any event, you may not be able to enforce the subsidiary guarantees of the notes in certain circumstances.

Although the notes are our obligations, they are unconditionally guaranteed on a senior unsecured basis by certain of our domestic subsidiaries. However, most of our subsidiaries will not guarantee the notes.  The performance by the subsidiary guarantors of their obligations with respect to their guarantees may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or lawsuit by or on behalf of unpaid creditors of the subsidiary guarantors. Under these statutes, if a court were to find under relevant federal and state fraudulent conveyance statutes that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for incurring its guarantee of the notes, and that, at the time of such incurrence, such subsidiary guarantor: (1) was insolvent; (2) was rendered insolvent by reason of such incurrence or grant; (3) was engaged in a business or transaction for which the assets remaining with such guarantor constituted unreasonably small capital; or (4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then the court, subject to applicable statutes of limitation, could void the subsidiary guarantor’s obligations under its guarantee, recover payments made under the guarantee or take other action detrimental to the holders of the notes. In this regard, a party could claim that because the subsidiary guarantees were incurred for our benefit and only indirectly for the benefit of the subsidiary guarantors, the obligations of the subsidiary guarantors under the guarantees were incurred for less than reasonably equivalent value or fair consideration.

The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company’s debts is greater than the fair value of all that company’s property or if the present fair salable value of that company’s assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if a company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the guarantee, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the subsidiary guarantees, to the claims of all existing and future creditors on similar grounds.

There can be no assurance as to what standard a court would apply in order to determine whether the subsidiary guarantors were “insolvent” upon the sale of the notes or at any other time it finds relevant or that, regardless of the method of valuation, a court would not determine that the subsidiary guarantors were insolvent upon consummation of the sale of the notes or at such other time.

Warning Concerning Forward Looking Statements

THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE:

•                  THE TERMINATION OF OUR SLS MANAGEMENT AGREEMENTS MAY NOT IMPROVE OUR FINANCIAL RESULTS OR MAY CAUSE US TO EXPERIENCE OPERATING LOSSES.  ALTHOUGH OUR EXPECTATION IS OTHERWISE, WE MAY BE UNABLE TO OPERATE THESE COMMUNITIES FOR OUR OWN ACCOUNT IN A MANNER WHICH IS AS PROFITABLE AS THEY HAVE BEEN OPERATED BY SLS; OR

•                  OPERATING MARGINS FOR OUR TWO REHABILITATION HOSPITALS MAY BE LOWER THAN WE NOW ANTICIPATE OR MAY DECLINE.  WE MAY BE UNABLE TO OPERATE THESE HOSPITALS PROFITABLY AND WE MAY EXPERIENCE LOSSES FROM OUR OPERATION OF THESE HOSPITALS.  ALSO, THE PERCENTAGE OF PATIENTS AT THESE HOSPITALS WHICH MEET CERTAIN MEDICARE REQUIREMENTS MAY NOT BE AS WE CURRENTLY ANTICIPATE AND, AS A RESULT, THESE HOSPITALS MAY RECEIVE LOWER MEDICARE RATES THAN WE ANTICIPATE.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY UNDER “RISK FACTORS” AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, UNDER “ITEM 1A. RISK FACTORS, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2006 AND OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2006, EACH OF WHICH IS INCORPORATED HEREIN BY REFERENCE.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Use of Proceeds

We will not receive any proceeds from the sale by any selling securityholder of the notes or our common shares, if applicable, issued upon their conversion.

Price Range of Common Shares

Our common shares are traded publicly on the AMEX under the symbol “FVE.” The following table presents quarterly information on the price range of our common shares. This information indicates the high and low sales prices reported by the AMEX.

	High	Low
Fiscal year ended December 31, 2004
First quarter	$6.39	$3.50
Second quarter	5.25	3.55
Third quarter	7.69	4.10
Fourth quarter	8.80	6.55
Fiscal year ended December 31, 2005
First quarter	$9.19	$6.80
Second quarter	8.65	5.60
Third quarter	9.09	6.75
Fourth quarter	7.98	6.02
Fiscal year ended December 31, 2006
First quarter	$12.10	$7.70
Second quarter	11.64	9.20
Third quarter	11.95	8.75
Fourth quarter (through November 21, 2006)	11.25	9.43

As of November 21, 2006, there were 3,227 holders of record of our common shares.  On November 21, 2006, the last sale price reported on the AMEX for our common shares was $10.29 per share.

Dividend Policy

We have not paid any dividends in the past and do not expect to pay dividends in the foreseeable future.

Ratio of Earnings to Fixed Charges

The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

	Year ended December 31,									Nine months ended September 30,
	2001		2002		2003		2004	2005		2005		2006
Ratio of earnings to fixed charges		(1)		(1)		(1)	3.8	(21.5	)(2)	(26.1	)(3)	(33.0)	(4)

(1)          Not meaningful.

(2)          For the year ended December 31, 2005, we incurred a net loss of $84.2 million and fixed charges of $3.7 million, a deficiency of $87.9 million.

(3)          For the nine months ended September 30, 2005, we incurred a net loss of $82.0 million and fixed charges of $3.0 million, a deficiency of $85.0 million.

(4)          For the nine months ended September 30, 2006, we incurred a net loss of $82.3 million and fixed charges of $2.4 million, a deficiency of $84.8 million.

The earnings, fixed charges and related ratios and deficiencies presented above were computed using our consolidated earnings and our consolidated fixed charges. For these purposes, earnings have been calculated by adding fixed charges to net income or loss. Fixed charges consist of interest costs, whether expensed or capitalized, and any interest component of capitalized lease expense, and amortization of debt discounts and deferred financing costs, whether expensed or capitalized. The ratio presented above was computed by dividing our consolidated earnings by our consolidated fixed charges.

We did not capitalize any interest costs, incur any capitalized lease expense or capitalize any amortization of deferred financing costs, and we had no investments reported on the equity basis, during any of the periods presented above.

We were formed as a 100% owned subsidiary of Senior Housing and commenced operations on April 27, 2000. We remained a wholly owned subsidiary of Senior Housing until substantially all of our shares were distributed to Senior Housing’s shareholders and we became a separately traded public company on December 31, 2001. During the period prior to January 1, 2002, our historical financial data is not fully reflective of our separate company operations because, among other factors, we relied upon the financial resources of Senior Housing which are substantially in excess of our own resources. Because of these factors, our historical results of operations for 2001 and the related ratios are not comparable to our results or ratios since then and will not be comparable to our future results or ratios.

Description of Notes

The notes were issued under an indenture dated as of October 18, 2006, among us, our subsidiary guarantors and U.S. Bank National Association, or U.S. Bank, as trustee.  The trustee’s main role is to enforce the rights of holders of the notes against us if there is a default under the indenture.  We describe some of the limitations on the extent to which the trustee acts on your behalf under “—Events of default” below.  We have appointed U.S. Bank to act as the initial conversion agent, registrar, bid solicitation agent and paying agent, and U.S. Bank has agreed to perform administrative duties for us, such as arranging for interest payments and mailing notices under the indenture.

The following summary of the terms of the notes, the guarantees, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes, the guarantees, the indenture and the registration rights agreement. We will provide copies of the indenture and the registration rights agreement to you upon request, and they are also available for inspection at the office of the trustee. Those documents, and not this description, define your legal rights as a holder of the notes.

For purposes of this summary, the terms “we,” “us,” “our,” the “Company” and “Five Star” refer only to Five Star Quality Care, Inc. and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes “additional interest.”

GENERAL

The notes:

•    are in an aggregate principal amount of $126.5 million;

•    bear interest at a rate of 3.75% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2007, to holders of record at the close of business on the preceding April 1 and October 1, respectively, except as described below;

•    bear additional interest if we fail to comply with the obligations we describe under “—Registration rights, additional interest”;

•    were issued in denominations of integral multiples of $1,000 principal amount;

•    are our unsecured indebtedness and are equal in right of payment to our senior unsecured indebtedness as described under
“—Ranking and subsidiary guarantees”;

•    are convertible at any time, subject to prior maturity, redemption or repurchase, into common shares at an initial conversion rate of 76.9231 common shares per $1,000 principal amount of notes (which represents an initial conversion price of $13.00 per share), subject to adjustment as described under “—Conversion rights”;

•    are redeemable, in whole or in part, by us at any time on or after October 20, 2011, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus accrued and unpaid interest to, but excluding, the redemption date, as described under “—Redemption of notes at our option”;

•    are subject to purchase by us at the option of the holder on each of October 15, 2013, October 15, 2016 and October 15, 2021, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date, as described under “—Purchase of notes by us at the option of the holder”;

•    are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders may require us to repurchase their notes upon a fundamental change,” at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•    are guaranteed on a senior unsecured basis by certain, but not all, of our domestic subsidiaries; and

•    mature on October 15, 2026, unless previously redeemed, repurchased or purchased by us or converted.

All cash payments on the notes will be made in US dollars.

We issued the notes in denominations of integral multiples of $1,000 principal amount, without coupons. We issued the notes as global securities in book-entry form. We will make payments in respect of the notes by wire transfer of immediately available funds to the accounts specified by holders of the notes. If a holder of a note that has been subsequently issued in certificated form does not specify an account, we will mail a check to that holder’s registered address.

A holder may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants and does not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Holders may require us to repurchase their notes upon a fundamental change” and “—Consolidation, merger and sale of assets.”

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

RANKING AND SUBSIDIARY GUARANTEES

The notes are our unsecured senior obligations and rank equally with all our existing and future unsecured and unsubordinated indebtedness. We are a holding company and conduct substantially all of our operations through our subsidiaries. Certain of our US domestic subsidiaries jointly and severally guarantee our payment obligations with respect to the notes. The subsidiary guarantees are unsecured senior obligations of the subsidiary guarantors and rank equal in right of payment with all existing and future unsecured and senior indebtedness of those subsidiary guarantors.

The notes are effectively subordinated to any of our existing and future secured indebtedness and, similarly, the guarantees are effectively subordinated to any existing and future secured indebtedness of the subsidiary guarantors, in each case to the extent of the assets securing such indebtedness. In addition, the notes are structurally subordinated to all liabilities, including indebtedness, trade payables and lease obligations of our non-guarantor subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make any funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances or other payments to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on the earnings or financial condition of those subsidiaries and are subject to the cash flow or assets of our subsidiaries. Our right to receive assets of any of our subsidiaries upon its liquidation or reorganization will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of such subsidiary, in which case our claims would still be subordinated to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary that is senior to that held by us. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we and the subsidiary guarantors may not have sufficient assets to pay amounts due on any or all of the notes then outstanding.

As of September 30, 2006, we and our subsidiaries had approximately $44.9 million of secured indebtedness outstanding, all of which are obligations of our non-guarantor subsidiaries, with an additional $25.0 million of secured indebtedness under our secured revolving credit facility available for borrowing by us (and which would be guaranteed by the guarantors and certain of our subsidiaries that do not guarantee the notes), that effectively ranks senior to the notes and/or the subsidiary guarantees. In addition, our non-guarantor subsidiaries have substantial additional obligations, including trade payables and lease obligations, to which the notes are effectively subordinated.

The subsidiary guarantees contain limitations designed to prevent the subsidiary guarantees from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable subsidiary guarantor and, depending on the amount of such indebtedness, a subsidiary guarantor’s liability on its subsidiary guarantee could be reduced to zero. See “Risk Factors—Risks related to the Notes, the Subsidiary Guarantees and Our Common Shares—The notes will provide you only with limited protection against structural subordination of the notes and, in any event, you may not be able to enforce the subsidiary guarantees of the notes in certain circumstances.”

The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

For a description of our existing indebtedness and that of our subsidiaries, see “Description of Other Indebtedness and Other Obligations.”

The indenture enables us at our option from time to time to release and relieve our subsidiary guarantors from all obligations under their respective subsidiary guarantees, provided that as a condition to such release we will cause one or more of our other subsidiaries, with revenues and operating expenses equal to or greater than that of the released subsidiary guarantor(s) over the prior four fiscal quarters for which financial statements are available, to become replacement guarantors. The release and new guarantees will be accomplished by a supplemental indenture to be executed by us, the subsidiary guarantors being released, the new replacement subsidiary guarantors and the trustee.

Without intending to limit the generality of the foregoing, the guarantees of a subsidiary guarantor may be released at our option, and any person acquiring assets (including by way of merger or consolidation) or capital stock of such subsidiary guarantor shall not be required to assume the obligations of the guarantor: (1) in connection with any sale or other disposition of all or substantially all of the assets of such subsidiary guarantor to a person that is not (either before or after giving effect to such transaction) a subsidiary guarantor and (2) in connection with any sale of all the capital stock of the guarantor to a person that is not (either before or after giving effect to such transaction) a subsidiary guarantor, provided that (a) we provide replacement subsidiary guarantor(s) as described in the immediately preceding paragraph or (b) the circumstances described under “—Consolidation, merger and sale of assets” are involved, in which case those provisions shall govern (rather than clause (a) of this proviso).

Our subsidiary guarantees have been put in place to ensure that Section 279 of the IRC does not disallow our interest deductions on the notes. Section 279 of the IRC may disallow interest deductions on certain convertible indebtedness issued by a parent corporation where the absence of sufficient subsidiary guarantees results in such indebtedness becoming structurally subordinated to the claims of the trade creditors of the issuers’ subsidiaries. On account of the subsidiary guarantees we have put in place, the notes are pari passu, and not structurally subordinated, to a substantial amount (within the meaning of the IRC) of our and our subsidiaries’ trade creditors (viewed as a whole). Accordingly, we believe Section 279 of the Code will not disallow our interest expense on the notes.

The subsidiary guarantors represent only a portion of our consolidated revenues, operating income and assets, and, accordingly, you should not place undue reliance on the subsidiary guarantees when making a decision to invest in the notes.  As a result of our ability to substitute one or more new subsidiary guarantors, the notes may be guaranteed in the future by subsidiaries of lesser credit quality than the initial subsidiary guarantors. See “Risk Factors—Risks related to the Notes, the Subsidiary Guarantees and Our Common Shares—Only certain of our subsidiaries are guaranteeing the notes and we have no obligation to cause any current or future subsidiary to guarantee the notes.”

INTEREST PAYMENTS

We will pay interest on the notes at a rate of 3.75% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2007. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding April 1 and October 1, respectively. Interest accrues on the notes from and including October 18, 2006 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

If notes are converted after a record date but prior to the next interest payment date, holders of such notes at the close of business on the record date will, on the corresponding interest payment date, receive the interest payable on such notes on that interest payment date notwithstanding the conversion. However, a holder who surrenders a note for conversion after a record date but prior to the next interest payment date must pay to the conversion agent, upon surrender, an amount equal to the amount of interest payable on the corresponding interest payment date on the note being converted; provided that no such interest payment need be made to us:

•      if the note is surrendered for conversion after the record date immediately preceding the final maturity date of that note;

•      if we have called the note for redemption;

•      if we have specified a repurchase date following a fundamental change that is after a record date but on or prior to the next interest payment date, and the note is tendered for conversion after such record date and on or before such interest payment date; or

•      to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

For a description of when and to whom we must pay additional interest, if any, see “—Registration rights, additional interest.”

CONVERSION RIGHTS

Holders of notes may at any time, subject to prior maturity, redemption or repurchase, convert their notes in integral multiples of $1,000 principal amount into 76.9231 common shares per $1,000 principal amount of notes, subject to adjustment as described below. This rate results in an initial conversion price of $13.00 per share. We will not issue fractional common shares upon conversion of the notes and instead will pay a cash adjustment for fractional shares based on the closing sale price per common share on the trading day immediately before the conversion date. Except as described above, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust the conversion rate to account for accrued and unpaid interest.

On conversion, in addition to receiving common shares, the holders of notes will also receive rights under our rights agreement, or any future rights plan (i.e., a poison pill) adopted by us, unless the rights have separated from our common shares at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares shares of our capital stock, evidences of indebtedness, other assets or certain rights or warrants as described in the fourth bullet point under “—Adjustments to the conversion rate” below, subject to readjustment in the event of the expiration, termination or redemption of such rights. We describe our rights agreement under “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws—Rights Plan.”

Our charter places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% (in number of shares or value, whichever is more restrictive) of any class of our equity securities.  See “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on share ownership and transfer.”

In certain circumstances, a holder must pay interest if the conversion occurs between a record date and an interest payment date.
See “ —Interest payments” above.

The conversion right with respect to any notes we have called for redemption will expire at the close of business on the third business day immediately preceding the redemption date, unless we default in the payment of the redemption price. A note for which a holder has delivered a purchase notice or a fundamental change repurchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the purchase price or fundamental change repurchase price.

Conversion procedures

To convert a certificated note, the holder must complete the conversion notice on the back of the note and deliver it, together with the note and any required interest payment, to the office of the conversion agent for the notes, which will initially be the office of the trustee. In addition, the holder must pay any tax or duty payable as a result of any transfer involving the issuance or delivery of the common shares in a name other than that of the registered holder of the note. The note will be deemed to be converted on the date on which the holder has satisfied all of these requirements. We refer to this date as the “conversion date.” To convert interests in a global note, the holder must comply with DTC’s then applicable conversion program procedures.

A holder that has delivered a purchase notice or repurchase notice with respect to a note, as described below, may convert that note only if the holder withdraws the notice in accordance with the indenture. See “ —Purchase of notes by us at the option of the holder” and “—Holders may require us to repurchase their notes upon a fundamental change.”

As soon as practicable, but in no event more than three business days after the conversion date of a note, we will deliver, through the conversion agent, a certificate for, or to the extent permissible, in book-entry form through DTC, the number of full common shares into which the note is converted, together with any cash payment for fractional shares. However, if a holder surrenders a note for conversion in connection with a “make-whole fundamental change” under circumstances where we must increase the conversion rate applicable to that note, then we will deliver, through the conversion agent, the additional shares as soon as practicable, but in no event after the third business day after the later of:

•      the date the holder surrenders the note for conversion; and

•      the effective date of the make-whole fundamental change.

See “—Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change.”

For a discussion of certain tax consequences to a holder that converts notes, see “Certain Federal Income Tax Considerations—Tax consequences for US holders—Tax treatment of notes—Conversion of a note in exchange for common shares.”

Change in the conversion right upon certain reclassifications, business combinations and asset sales

Except as provided in the indenture and as described below, if we reclassify our common shares or are party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange, or if we sell, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets (or if we and/or our subsidiaries sell, transfer, lease, convey or otherwise dispose of all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis), in each case pursuant to which our common shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, at the effective time of the transaction, the right to convert a note into common shares will be changed into a right to convert it into the kind and amount of cash, securities or other property (the “reference property”), which a holder of such note would have received (assuming, if applicable, that the holder would have made the applicable election referred to in the immediately following paragraph) if the holder had converted the note immediately before the transaction. A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible into cash and would no longer be convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets, or of less than all of the property or assets of us and our subsidiaries on a consolidated basis.

If a transaction described above occurs and holders of our common shares have the opportunity to elect the form of consideration to receive in that transaction, then we will make adequate provision to give holders of the notes, treated as a single class, a reasonable opportunity to elect the form of such consideration for purposes of determining the composition of the “reference property” described above. Once the election is made, it will apply to all holders of our notes after the effective time of the transaction. We will agree in the indenture not to become a party to such a transaction unless its terms are consistent with these provisions.

Adjustments to the conversion rate

Subject to the terms of the indenture, we will adjust the conversion rate for:

•      dividends or distributions on our common shares payable in common shares;

•      subdivisions, combinations or certain reclassifications of our common shares;

•      distributions to all or substantially all holders of our common shares of certain rights or warrants entitling them, for a period expiring not more than 60 days immediately following the record date for the distribution, to purchase or subscribe for common shares, or securities convertible into or exchangeable or exercisable for common shares, at a price per share that is less than the “current market price” (as defined in the indenture) per share of our common shares on the record date for the distribution;

•      dividends or other distributions to all or substantially all holders of our common shares of shares of our or any of our existing or future subsidiaries’ capital stock (other than our common shares), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distribution to all or substantially all holders of our common shares of certain rights or warrants (other than those covered in the immediately preceding bullet point or, as described below, certain rights or warrants distributed pursuant to a shareholder rights plan) to purchase or subscribe for our securities; however, we will not adjust the conversion rate pursuant to this provision for distributions of certain rights or warrants, if we make certain arrangements for holders of notes to receive those rights and warrants upon conversion of the notes;

•      cash dividends or other cash distributions by us to all or substantially all holders of our common shares, other than distributions described in the immediately following bullet point; and

•      distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common shares, where such cash and the value of any such other consideration per common share of validly tendered or exchanged exceeds the “current market price” (as defined in the indenture) per common share on the first trading day after expiration of the tender or exchange offer.

However, in no event will we adjust the conversion rate pursuant to the events described in the third, fourth, fifth or sixth bullet points above to an amount that exceeds 96.7118 shares per $1,000 principal amount of notes. We will adjust this maximum conversion rate in the same manner in which we must adjust the conversion rate for stock splits and combinations, stock dividends, reclassifications and similar events.

Subject to the provisions of the indenture, if we distribute cash in accordance with the fifth bullet point above, then we will generally increase the conversion rate so that it equals the rate determined by multiplying the conversion rate in effect immediately before the close of business on the record date for the cash distribution by a fraction whose numerator is the “current market price” (as defined in the indenture) per common share on the record date and whose denominator is that “current market price” less the per share amount of the distribution. However, we will not adjust the conversion rate pursuant to this provision to the extent that the adjustment would reduce the conversion price below $0.01.

“Current market price” per common share on a date generally means the average of the closing sale prices of our common shares for the 10 consecutive trading days ending on, but excluding, the earlier of that date or the ex-date with respect to the distribution requiring such computation. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the 10 consecutive trading day period.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•      we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs; and

•      we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above if we make provision for each holder of the notes to participate in the transaction without conversion as if such holder held a number of shares equal to the conversion rate in effect on the “ex date” or effective date, as the case may be, for such transaction multiplied by the principal amount (expressed in thousands) of the applicable notes held by such holder.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate.  However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2006, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment. Furthermore, if we mail a notice of redemption or a fundamental change or make-whole fundamental change occurs, then we will give effect to all adjustments that we have otherwise deferred pursuant to this provision.

To the extent permitted by law and the continued listing requirements of the AMEX or any other securities exchange on which our common shares may then be listed, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. However, we cannot decrease the conversion price below $0.01, subject to adjustment for stock splits and combinations, stock dividends, reclassifications and similar events. In addition, we may also increase the conversion rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions.

To the extent that the rights agreement, dated as of March 10, 2004, by and between us and Wells Fargo Bank, National Association, as successor to Equiserve Trust Company, N.A., as rights agent, or any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the notes, you will receive, in addition to common shares, the rights under such rights agreement or future rights plan, unless the rights have separated from our common shares at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares shares of our capital stock, evidences of indebtedness, other assets or certain rights or warrants as described in the fourth bullet point under “—Adjustments to the conversion rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We describe our rights agreement under “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws—Rights plan.”

In the event of:

•      a taxable distribution to holders of common shares which results in an adjustment to the conversion rate; or

•      an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to US federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common shares and could also occur if we make other distributions of cash or property to our shareholders. See “Certain Federal Income Tax Considerations—Tax consequences for US holders—Constructive distributions.”

Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change

If, prior to October 20, 2011, there occurs (1) any “change in control” as defined under “—Holders may require us to repurchase their notes upon a fundamental change” (other than the events described in the first bullet point under such definition) or (2) any transaction or series of related transactions in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) our common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash (other than, in the case of this clause (2), any transaction or series of related transactions as a result of which the notes become convertible solely into consideration 90% or more of which (other than cash payments for fractional shares or pursuant to statutory appraisal rights) will consist of common shares and any associated rights traded on a US national securities exchange (or which will be so traded when issued or exchanged in connection with such transaction or series of transactions)) (any such event referred to in clause (1) or clause (2), a “make-whole fundamental change”), then we will increase, as described below under “—The increase in the conversion rate,” the conversion rate applicable to notes that are surrendered for conversion at any time from, and including, the 30th day before the date we originally announce as the anticipated effective date of the make-whole fundamental change to, and including, the 40th business day after the effective date of the make-whole fundamental change (or, if the make-whole fundamental change also constitutes a “fundamental change,” as described under “—Holders may require us to repurchase their notes upon a fundamental change,” to, and including, the fundamental change repurchase date for that fundamental change). We refer to this period as the “make-whole conversion period.”

We will mail to holders, at their addresses appearing in the security register, notice of, and we will publicly announce, through a reputable national newswire service, and publish on our website, the anticipated effective date of any proposed make-whole fundamental change. We must make this mailing, announcement and publication at least 30 days before the anticipated effective date of the make-whole fundamental change. In addition, no later than the third business day after the completion of the make-whole fundamental change, we must make an additional notice, announcement and publication announcing such completion.

If a holder surrenders a note for conversion in connection with a make-whole fundamental change we have announced, but the make-whole fundamental change is not consummated, then the holder will not be entitled to the increased conversion rate referred to above in connection with the conversion.

The increase in the conversion rate

In connection with the make-whole fundamental change, we will increase the conversion rate by reference to the table below, based on the date when the make-whole fundamental change becomes effective, which we refer to as the “effective date,” and the “applicable price.” If the make-whole fundamental change is a transaction or series of related transactions in which the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for our common shares in the make-whole fundamental change consists solely of cash, then the “applicable price” will be the cash amount paid per common share in the make-whole fundamental change. If the make-whole fundamental change is a transaction described in the second bullet under the description of a “change in control” under “—Holders may require us to repurchase their notes upon a fundamental change” and the consideration paid for our property and assets (or for the property and assets of us and our subsidiaries on a consolidated basis) consists solely of cash, then the “applicable price” will be the cash amount paid for our property and assets, expressed as an amount per share of our common shares outstanding on the effective date of the make-whole fundamental change. In all other cases, the “applicable price” will be the average of the “closing sale prices” (as defined in the indenture) per common share for the five consecutive trading days immediately preceding the effective date. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.

The following table sets forth the number of additional shares per $1,000 principal amount of notes that will be added to the conversion rate applicable to notes that are converted during the make-whole conversion period. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

•      whose numerator is the conversion rate in effect immediately before the adjustment; and

•      whose denominator is the adjusted conversion rate.

In addition, we will adjust the number of additional shares in the table below in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Adjustments to the conversion rate.”

Number of additional shares (per $1,000 principal amount of notes)
	Effective date
Applicable price	October 12, 2006	October 15, 2007	October 15, 2008	October 15, 2009	October 15, 2010	October 20, 2011
$10.34	19.79	19.79	19.79	19.79	19.79	19.79
$12.50	14.35	14.80	13.35	11.49	8.90	3.08
$15.00	10.37	10.58	9.19	7.40	4.97	—
$17.50	7.91	8.05	6.82	5.27	3.30	—
$20.00	6.27	6.40	5.35	4.06	2.51	—
$22.50	5.12	5.25	4.36	3.30	2.07	—
$25.00	4.26	4.42	3.67	2.78	1.78	—
$27.50	3.61	3.79	3.15	2.40	1.57	—
$30.00	3.10	3.29	2.74	2.11	1.40	—
$32.50	2.68	2.88	2.41	1.87	1.26	—
$35.00	2.33	2.55	2.14	1.67	1.15	—
$37.50	2.04	2.27	1.91	1.51	1.04	—
$40.00	1.80	2.02	1.72	1.36	0.95	—
$42.50	1.59	1.82	1.55	1.24	0.87	—
$45.00	1.40	1.64	1.40	1.13	0.81	—
$47.50	1.24	1.48	1.27	1.03	0.74	—
$50.00	1.10	1.34	1.15	0.94	0.69	—

The numbers of additional shares set forth in the table above are based on a closing sale price of $10.34 per common share on October 12, 2006.

The exact applicable price and effective date may not be as set forth in the table above, in which case:

•      if the actual applicable price is between two applicable prices listed in the table above, or the actual effective date is between two dates listed in the table above, we will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two applicable prices, or for the two dates based on a 365-day year, as applicable;

•      if the actual applicable price is greater than $50.00 per share (subject to adjustment), we will not increase the conversion rate; and

•      if the actual applicable price is less than $10.34 per share (subject to adjustment), we will not increase the conversion rate.

However, we will not increase the conversion rate as described above to the extent the increase will cause the conversion rate to exceed 96.7118 shares per $1,000 principal amount. We will adjust this maximum conversion rate in the same manner in which, and for the same events for which, we must adjust the conversion rate as described under “—Adjustments to the conversion rate.”

Because we may not deliver the consideration due solely as a result of the increase in the conversion rate described above until after the effective date of the make-whole fundamental change, such consideration may not consist of common shares as a result of the provisions described above under the caption “—Change in the conversion right upon certain reclassifications, business combinations and asset sales.” Accordingly, the shares, if any, due as a result of such increase may be paid in reference property.

Our obligation to increase the conversion rate as described above could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness of economic remedies.

REDEMPTION OF NOTES AT OUR OPTION

Prior to October 20, 2011, we cannot redeem the notes. We may redeem the notes at our option, in whole or in part, at any time, and from time to time, on or after October 20, 2011, on a date not less than 30 nor more than 60 days after the day we mail a redemption notice to each holder of notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the principal amount of the notes we redeem plus any accrued and unpaid interest to, but excluding, the redemption date. However, if a redemption date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the payment of interest becoming due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the redemption price will not include any accrued and unpaid interest. The redemption date must be a business day. We will make at least 10 semi-annual interest payments on the notes before we may redeem the notes at our option.

For a discussion of certain tax consequences to a holder upon a redemption of notes, see “Certain Federal Income Tax Considerations—Tax consequences for US holders—Tax treatment of notes—Disposition of a note.”

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price upon delivery of the note.

The conversion right with respect to any notes we have called for redemption will expire at the close of business on the third business day immediately preceding the redemption date, unless we default in the payment of the redemption price.

If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. However, we may redeem the notes only in integral multiples of $1,000 principal amount. If a portion of a holder’s notes is selected for partial redemption and the holder converts a portion of the notes, the principal amount of the note that is subject to redemption will be reduced by the principal amount that the holder converted.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded on or prior to such date.

PURCHASE OF NOTES BY US AT THE OPTION OF THE HOLDER

On each of October 15, 2013, October 15, 2016 and October 15, 2021 (each, a “purchase date”), a holder may require us to purchase all or a portion of the holder’s outstanding notes, at a price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date, subject to certain additional conditions. However, we will, on the purchase date, pay the accrued and unpaid interest to, but excluding, the purchase date to the holder of record at the close of business on the immediately preceding record date. Accordingly, the holder submitting the note for purchase will not receive this accrued and unpaid interest unless that holder was also the holder of record at the close of business on the immediately preceding record date.

On each purchase date, we will purchase all notes for which the holder has delivered and not withdrawn a written purchase notice. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days before the purchase date until the close of business on the business day immediately preceding the purchase date.

For a discussion of certain tax consequences to a holder upon a purchase of the notes at the holder’s option, see “Certain Federal Income Tax Considerations—Tax consequences for US holders—Tax treatment of notes—Disposition of a note.”

We will give notice on a date that is at least 20 business days before each purchase date to all holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

•      the amount of the purchase price;

•      that notes with respect to which the holder has delivered a purchase notice may be converted only if the holder withdraws the purchase notice in accordance with the terms of the indenture; and

•      the procedures that holders must follow to require us to purchase their notes, including the name and address of the paying agent.

To require us to purchase its notes, the holder must deliver a purchase notice that states:

•      the certificate numbers of the holder’s notes to be delivered for purchase, if they are in certificated form;

•      the principal amount of the notes to be purchased, which must be an integral multiple of $1,000; and

•      that the notes are to be purchased by us pursuant to the applicable provisions of the indenture.

A holder that has delivered a purchase notice may withdraw the purchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the purchase date. The notice of withdrawal must state:

•      the name of the holder;

•      a statement that the holder is withdrawing its election to require us to purchase its notes;

•      the certificate numbers of the notes being withdrawn, if they are in certificated form;

•      the principal amount being withdrawn, which must be an integral multiple of $1,000; and

•      the principal amount, if any, of the notes that remain subject to the purchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the purchase price for a note for which the holder has delivered and not withdrawn a purchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will pay the purchase price for the note on the later of the purchase date and the time of delivery of the note, together with necessary endorsements.

If the paying agent holds on a purchase date money sufficient to pay the purchase price due on a note in accordance with the terms of the indenture, then, on and after that purchase date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the purchase price upon delivery of the note.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the purchase price for all notes holders have elected to have us purchase. Furthermore, financial covenants contained in our then outstanding existing indebtedness may limit our ability to pay the purchase price to purchase notes. We are currently the borrower under a secured revolving credit facility. If an event of default (as defined in the credit agreement) exists, we would not be permitted under this credit facility to make any payments of indebtedness and, therefore, may not be able effect any required repurchase of the notes. Events of default under our credit agreement include, among other things, failure to pay principal and interest when due, default under our other indebtedness, a change of control of us whereby more than 9.8% of the total voting power of our then outstanding shares is acquired, a change in our management whereby our then current directors cease to constitute a majority of our board of directors and failure to perform covenants under the credit agreement. See “Risk factors—Risks related to the Notes, the Subsidiary Guarantees and Our Common Shares—We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change.” Our failure to purchase the notes when required would result in an event of default with respect to the notes.

No notes may be purchased by us at the option of holders on October 15, 2013, October 15, 2016 or October 15, 2021 if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any purchase offer, we will, to the extent applicable or required:

•      comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•      file a Schedule TO or any other required schedule under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or other applicable laws.

HOLDERS MAY REQUIRE US TO REPURCHASE THEIR NOTES UPON A FUNDAMENTAL CHANGE

If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below.

However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the payment of interest becoming due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the repurchase price will not include any accrued and unpaid interest.

We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date must be no later than 35 days, and no earlier than 20 days, after the date we have mailed a notice of the fundamental change, as described below.

Within 20 business days after the occurrence of a fundamental change, we must mail to all holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. We must also publish the notice in The New York Times, the Wall Street Journal or another newspaper of national circulation. The notice must state, among other things:

•      the events causing the fundamental change;

•      the date of the fundamental change;

•      the fundamental change repurchase date;

•      the last date on which a holder may exercise the repurchase right;

•      the fundamental change repurchase price;

•      the names and addresses of the paying agent and the conversion agent;

•      the procedures that holders must follow to exercise their repurchase right;

•      the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

•      that notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•      the certificate numbers of the notes that the holder will deliver for repurchase, if they are in certificated form;

•      the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

•      that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•      the name of the holder;

•      a statement that the holder is withdrawing its election to require us to repurchase its notes;

•      the certificate numbers of the notes being withdrawn, if they are in certificated form;

•      the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

•      the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the fundamental change repurchase price for a note for which the holder has delivered and not withdrawn a fundamental change repurchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. We will pay the fundamental change repurchase price for the note on the later of the fundamental change repurchase date and the time of delivery of the note, together with necessary endorsements.

For a discussion of certain tax consequences to a holder upon the exercise of the repurchase right, see “Certain Federal Income Tax Considerations—Tax consequences for US holders—Tax treatment of notes—Disposition of a note.”

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on a note in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the fundamental change repurchase price upon delivery of the note.

A “fundamental change” generally will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”

A “change in control” generally will be deemed to occur at such time as:

•      any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

•      there occurs a sale (other than a “sale and leaseback” transaction (as defined below) relating to one or more senior living or other healthcare-related facilities), transfer, lease (as lessor, but not as lessee), conveyance or other disposition of all or substantially all of our property or assets, or of all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis, to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

•      we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless either:

•      the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

•      both of the following conditions are satisfied (we refer to such a transaction as a “listed stock business combination”):

•      at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common shares and any associated rights traded on a US national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger); and

•      as a result of such consolidation or merger, the notes become convertible solely into such common shares and, if applicable, associated rights;

•      the following persons cease for any reason to constitute a majority of our board of directors:

•      individuals who on the first issue date of the notes constituted our board of directors; and

•      any new directors whose election to our board of directors or whose nomination for election by our shareholders was approved by at least a majority of our directors then still in office either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved; or

•      we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.

A “sale and leaseback” transaction means any arrangement, in the ordinary course of business and consistent with past practice, between us and/or any of our subsidiaries and a real estate investment trust, bank, commercial lender or other third party that finances real estate assets, providing for the leasing by us and/or any of our subsidiaries on a long-term basis of one or more senior living or other healthcare-related facilities being sold or transferred by us and/or any of our subsidiaries to such third party.

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets, or of less than all of the property or assets of us and our subsidiaries on a consolidated basis, would permit a holder to exercise its right to have us repurchase its notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if our common shares (or other common shares into which the notes are then convertible) is neither listed for trading on a US national securities exchange nor approved for trading on an established automated over-the-counter trading market in the US.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all notes holders have elected to have us repurchase. Furthermore, financial covenants contained in our then existing indebtedness may limit our ability to pay the fundamental change repurchase price to repurchase notes. We are currently the borrower under a secured revolving credit facility. If an event of default (as defined in the credit agreement) exists, we would not be permitted under this credit facility to make any payments of indebtedness and, therefore, may not be able effect any required repurchase of the notes. Events of default under our credit agreement include, among other things, certain events that could also constitute a fundamental change under the indenture relating to the notes, such as a change of control of us whereby more than 9.8% of the total voting power of our then outstanding shares is acquired and any changes in our management whereby our then current directors cease to constitute a majority of our board of directors.  See “Risk factors—Risks related to the Notes, the Subsidiary Guarantees and Our Common Shares—We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change.” Our failure to repurchase the notes when required would result in an event of default with respect to the notes.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes.

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

No notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

In connection with any fundamental change offer, we will, to the extent applicable or required:

•      comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

•      file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

CONSOLIDATION, MERGER AND SALE OF ASSETS

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets, or all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis, to another person, whether in a single transaction or series of related transactions, unless, among other things:

•      such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

•      such person assumes all of our obligations under the notes and the indenture; and

•      no default or event of default exists immediately after giving effect to the transaction or series of transactions.

When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their notes, as described under “—Holders may require us to repurchase their notes upon a fundamental change.”

There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our property or assets, or of less than all of the property or assets of us and our subsidiaries on a consolidated basis.

EVENTS OF DEFAULT

The following are events of default under the indenture for the notes:

•      our failure to pay the principal of or premium, if any, on any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a fundamental change repurchase date with respect to a fundamental change or otherwise;

•      our failure to pay an installment of interest or additional interest, if any, on any note when due, if the failure continues for 30 days after the date when due;

•      our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right;

•      our failure to timely provide notice as described under “ —Adjustment to the conversion rate upon the occurrence of a make-whole fundamental change,” “—Purchase of notes by us at the option of the holder” or “—Holders may require us to repurchase their notes upon a fundamental change”;

•      our failure to comply with any other term, covenant or agreement contained in the notes, the guarantees or the indenture, if the failure is not cured within 60 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the notes then outstanding, in accordance with the indenture;

•      a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $10.0 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture;

•      failure by us or any of our subsidiaries to pay final judgments, the aggregate uninsured portion of which is at least $10.0 million, if the judgments are not bonded, paid or discharged within 60 days; and

•      certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest, including additional interest, if any, and any premium on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest, including additional interest, if any, and any premium on, all notes will automatically become immediately due and payable.

After any such acceleration, the holders of a majority in aggregate principal amount of the notes, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•      the rescission would not conflict with any order or decree;

•      all events of default, other than the non-payment of accelerated principal, premium or interest, have been cured or waived; and

•      certain amounts due to the trustee are paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•      the holder gives the trustee written notice of a continuing event of default;

•      the holders of at least 25% in aggregate principal amount of the notes then outstanding make a written request to the trustee to pursue the remedy;

•      the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and

•      the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•      the payment of any amounts due to such holder on the notes or under the guarantees after the applicable due date; or

•      the right to convert that holder’s notes into common shares in accordance with the indenture.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•      in the payment of principal of, or premium, if any, or interest or additional interest, if any, on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

•      arising from our failure to convert any note into common shares in accordance with the indenture; or

•      in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after it occurs. However, the trustee need not mail the notice if the default or event of default:

•      has been cured or waived; or

•      is not in the payment of any amounts due with respect to any note or any guarantees, and the trustee in good faith determines that withholding the notice is in the best interests of holders.

MODIFICATION AND WAIVER

We may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

•      change the stated maturity of the principal of, or the payment date of any installment of interest or additional interest or any premium on, any note;

•      reduce the principal amount of, or any premium, interest or additional interest on, any note;

•      change the place, manner or currency of payment of principal of, or any premium, interest or additional interest on, any note;

•      impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any note;

•      modify, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to purchase notes at their option or upon a fundamental change;

•      modify the ranking provisions of the indenture in a manner adverse to the holders of notes;

•      adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

•      reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

•      reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default;

•      modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder; or

•      modify any subsidiary guarantee in any manner adverse to the holders of the notes, except removal of subsidiary guarantors as provided in the indenture or as described above under “—Ranking and subsidiary guarantees.”

We may amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

•      evidence the assumption of our obligations under the indenture and the notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets, or of all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis, in accordance with the indenture;

•      make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications or changes in our common shares and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets, or of all or substantially all of the property or assets of us and our subsidiaries on a consolidated basis;

•      make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

•      secure our obligations in respect of the notes;

•      add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;

•      make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture; or

•      add guarantees with respect to the notes, or remove guarantees as provided in the indenture.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not, individually or in the aggregate with all other changes, adversely affect the rights of any holder.

Except as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes, by notice to the trustee, generally may:

•      waive compliance by us with any provision of the indenture, the notes or the guarantees, as detailed in the indenture; and

•      waive any past default or event of default and its consequences, except a default or event of default:

•      in the payment of principal of, or premium, if any, or interest or additional interest on, any note or under the guarantees or in the payment of the redemption price, purchase price or fundamental change repurchase price;

•      arising from our failure to convert any note in accordance with the indenture; or

•      in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

DISCHARGE

We may generally satisfy and discharge our obligations under the indenture by:

•                  delivering all outstanding notes to the trustee for cancellation; or

•                  depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date or fundamental change repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound.

CALCULATIONS IN RESPECT OF NOTES

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to the number of shares issuable upon conversion of the notes, amounts of interest and additional interest payable on the notes and adjustments to the conversion rate.  We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

RULE 144A INFORMATION; SEC REPORTING

If at any time we are not subject to the reporting requirements of the Exchange Act, we and the subsidiary guarantors will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.  In addition, we must provide the trustee with a copy of the reports required pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports are required to be filed with the SEC, whether or not we are then subject to the reporting requirements of the Exchange Act.

REPORTS TO TRUSTEE

We will regularly furnish to the trustee copies of our annual report to shareholders, containing audited financial statements, and any other financial reports which we furnish to our shareholders.

UNCLAIMED MONEY

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest or additional interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

PURCHASE AND CANCELLATION

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

REPLACEMENT OF NOTES

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or the trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.

TRUSTEE AND TRANSFER AGENT

The trustee for the notes is U.S. Bank, and we have appointed the trustee as the paying agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. U.S. Bank and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our common shares is Wells Fargo Bank, N.A.

LISTING AND TRADING

The notes are not listed on any securities exchange or included in any automated quotation system. The notes issued in the private placement are eligible for trading in The PORTAL Market of the National Association of Securities Dealers, Inc.  The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTAL Market.  We do not intend to list the notes on any other national securities exchange or automated quotation system. No assurance can be given as to the liquidity of or trading market for the notes. Our common shares are listed on the AMEX under the ticker symbol “FVE.”

FORM, DENOMINATION AND REGISTRATION OF NOTES

General

The notes were issued in registered form, without interest coupons, in denominations of integral multiples of $1,000 principal amount, in the form of global securities, as further provided below. See “—Global securities” below for more information. The trustee need not:

•                  register the transfer of or exchange any note for a period of 15 days before selecting notes to be redeemed;

•                  register the transfer of or exchange any note during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes selected for redemption and ending at the close of business on the day of the mailing; or

•                  register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not validly withdrawn, a purchase notice or fundamental change repurchase notice, except, in the case of a partial redemption, purchase or repurchase, that portion of the notes not being redeemed, purchased or repurchased.

See “—Global securities” and “—Certificated securities” for a description of additional transfer restrictions that apply to the notes.

We will not impose a service charge in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange.

Global securities

Global securities have been deposited with the trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC.

Except in the limited circumstances described below and in “ —Certificated securities,” holders of notes will not be entitled to receive notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

The global securities are held by DTC in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the notes represented by such global security for all purposes under the indenture, the notes and the registration rights agreement. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated securities

The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•                  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

•                  an event of default has occurred and is continuing and the trustee has received a request from DTC to issue certificated securities.

Same-day settlement and payment

We will make payments in respect of the notes by wire transfer of immediately available funds to the accounts specified by holders of the notes. If a holder of a certificated note does not specify an account, we will mail a check to that holder’s registered address.

We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

We have obtained the information we describe in this prospectus concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the initial purchasers take any responsibility for the accuracy of this information.

REGISTRATION RIGHTS, ADDITIONAL INTEREST

In connection with the private placement of the notes in October 2006, we and the initial purchasers entered into a registration rights agreement pursuant to which we agreed to file with the SEC a shelf registration statement, of which this prospectus forms a part, that covers resales of registrable securities (as described below) by the holders who satisfy certain conditions.  In addition, we agreed to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to such any period during which we may prohibit offers and sales as a “suspension period.”

“Registrable securities” generally means each note, including the subsidiary guarantees, and each common share issuable upon conversion, redemption, purchase or repurchase of the notes until the earlier of:

•            the date the note or share has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

•            the date when the note or share has been publicly sold pursuant to Rule 144 under the Securities Act; or

•            the second anniversary of the last date on which we issue notes to the initial purchasers.

Holders of registrable securities must deliver certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement.  Any holder that does not complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement, will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement, of which this prospectus forms a part, and will not be entitled to receive any of the additional interest described in the following paragraph.  We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required.  The absence of an effective shelf registration statement may limit a holder’s ability to sell its registrable securities or may adversely affect the price at which it may sell its registrable securities.

If:

•            a holder supplies the questionnaire described above after the effective date of the shelf registration statement, and we fail to supplement or amend the shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•            the shelf registration statement ceases to be effective (without being succeeded immediately by an additional registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) that exceeds an aggregate of 45 days in any three-month period or an aggregate of 90 days in any 12-month period; or

•            we fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder, then we will pay additional interest to each holder of registrable securities who has provided to us the required selling securityholder information (or, in the case of the first or third bullet points above, the applicable holder or holders). We refer to each event described in the bullet points above as a “registration default.”

The additional interest we must pay while there is a continuing registration default accrues at a rate per year equal to 0.25% for the 90-day period beginning on, and including, the date of the registration default, and thereafter at a rate per year equal to 0.50%, of the aggregate principal amount of the applicable notes.

Additional interest will not accrue on any note after it has been converted into common shares or on any common shares that we issue as payment of any portion of a make-whole payment. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.  In no event will additional interest be payable with respect to any registration default relating to a failure to register the common shares underlying the notes.  For avoidance of doubt, if we fail to register both the notes and the underlying common shares, then additional interest will be payable in connection with the registration default relating to the failure to register notes.

So long as a registration default continues, we will pay additional interest in cash on April 15 and October 15 of each year to each holder who is entitled to receive additional interest in respect of a note of which the holder was the holder of record at the close of business on the immediately preceding April 1 and October 1, respectively. If we call a note for redemption, purchase a note pursuant to a purchase at the holder’s option or repurchase a note upon a fundamental change, and the redemption date, purchase date or fundamental change repurchase date is after the close of business on a record date and before the related additional interest payment date, we will instead pay the additional interest to the holder that submitted the note for redemption, purchase or repurchase.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any security that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest.

A holder of registrable securities that did not provide us with a completed questionnaire or the information called for by it before effectiveness of the initial shelf registration statement, of which this prospectus form a part, will not have been named as a selling securityholder in the shelf registration statement when it became effective and will not able to use the shelf registration statement to resell registrable securities. However, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to this prospectus or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within ten business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. If we file a post-effective amendment or a new registration statement, then we will use our reasonable best efforts to cause the post-effective amendment or new registration statement to become effective under the Securities Act as promptly as practicable, but in any event by the 90th day after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement. However, if a post-effective amendment or a new registration statement is required in order to permit resales by holders seeking to include registrable securities in the shelf registration statement after the effectiveness of the original shelf registration statement, we will not be required to file more than one post-effective amendment or new registration statement for such purpose in any 90-day period.

To the extent that any holder of registrable securities identified in the shelf registration statement, of which this prospectus form a part, is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.  Any holder, whether or not it is an “underwriter,” who sells securities by means of the prospectus relating to the shelf registration statement will be subject to certain potential liabilities arising under the Securities Act for material misstatements or omissions contained in the prospectus. However, a holder of registrable securities that is deemed to be an “underwriter” within the meaning of the Securities Act may be subject to additional liabilities under the federal securities laws for misstatements and omissions contained in the shelf registration statement.

The above summary of certain provisions of the registration rights agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to the provisions of the registration rights agreement, which is filed as Exhibit 4.2 to our Current Report on Form 8-K dated October 24, 2006.

GOVERNING LAW

The indenture, the notes, the guarantees and the registration rights agreement are governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s conflicts of laws principles.

Description of Other Indebtedness and Other Obligations

REVOLVING CREDIT FACILITY

We entered into a new revolving credit facility with Wachovia Bank, National Association, or Wachovia, in May 2005. The interest rate on borrowings under our revolving credit facility is LIBOR plus a premium. The maximum amount available under this facility is $25.0 million, and is subject to limitations based upon qualifying collateral. Amounts borrowed under the revolving credit facility may be borrowed, repaid and reborrowed until the termination date described below. We are the borrower under this revolving credit facility. Certain of our subsidiaries guarantee our obligations under the facility, including several of our subsidiaries that are not guarantors of the notes. The facility is secured by our and our guarantor subsidiaries’ accounts receivable, deposit accounts and related assets. The facility is available for acquisitions, working capital and general business purposes. The facility contains covenants requiring us to maintain collateral, minimum net worth and certain other financial ratios, places limits on our ability to incur or assume debt or create liens with respect to certain of our properties and contains other customary provisions. Events of default under the facility include, among other things, failure to pay principal and interest when due, default under our other indebtedness, a change of control of us whereby more than 9.8% of the total voting power of our then outstanding shares is acquired, certain changes in the identity of our directors and failure to perform covenants under the credit agreement. Due to the debt limitations contained in the credit facility, we were required to obtain Wachovia’s consent before we issued the notes. We obtained such consent on October 11, 2006. In certain circumstances and subject to available collateral and lender approvals, the maximum amounts which we may draw under this credit facility may be increased to $50.0 million. In July 2006, we entered into an amendment to the facility to lower the interest paid on drawings under the facility from LIBOR plus 250 basis points to LIBOR plus 150 basis points and to extend the termination date to May 8, 2008. The termination date may be extended twice, in each case by twelve months, subject to lender approval, our payment of extension fees and other conditions. At September 30, 2006 and November 21, 2006, no amounts were outstanding under this credit facility. As of November 21, 2006, we believe we are in compliance with all applicable covenants under this revolving credit agreement.

The foregoing description of our revolving credit facility, as amended, may not include all of the information that is important to you and is subject to, and qualified in its entirety by reference to, the Credit and Security Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K dated May 13, 2005, the First Amendment to Credit and Security Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K dated August 23, 2005, the Second Amendment to Credit and Security Agreement, which is filed as Exhibit 10.2 to our Current Report on Form 8-K dated August 23, 2005, and the Third Amendment to Credit and Security Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K dated July 17, 2006.

MORTGAGES PAYABLE

At September 30, 2006, nine of our communities were encumbered by 11 Department of Housing and Urban Development, or HUD, insured mortgage loans totaling $44.9 million. The obligors on these loans are subsidiaries of us that are not guarantors of the notes. The weighted average interest rate on these loans was 7.0%. Payments of principal and interest are due monthly until maturity at varying dates ranging from February 2032 to June 2039. These mortgages contain standard HUD mortgage covenants and events of default. The events of default under our HUD insured mortgage loans include, among other things, failure to pay principal and interest when due, failure to comply with Federal, State or local laws prohibiting discrimination in housing on the grounds of race, color, religion or creed, sex or national origin and conveying, transferring or encumbering the mortgaged property. As of November 21, 2006, we believe we are in compliance with all covenants of these mortgages. We recorded mortgage premiums in connection with some of these HUD mortgages in order to record assumed mortgages at their estimated fair value. The mortgage premiums are being amortized as a reduction of interest expense until the maturity of the mortgages. The mortgage premium balance included in mortgage notes payable as of September 30, 2006 was $6.2 million. The mortgages require monthly payments into escrow for taxes, insurance and property replacement funds. Withdrawals from escrow require HUD approval.

The following table is a summary of the mortgage notes payable as of September 30, 2006:

Principal balance	Monthly payment	Cash interest rate		Effective interest rate	Maturity date	Fair value premium adjustment	Total mortgage payable
$658	$5	8.50%		5.60%	February 2032	$199	$857
4,118	32	8.13%		5.60%	February 2032	1,077	5,195
3,427	19	5.25%		5.25%	June 2035	—	3,427
5,319	35	7.00%		5.60%	June 2036	840	6,159
994	7	7.50%		5.60%	October 2036	217	1,211
5,239	34	7.00%		5.60%	October 2036	855	6,094
1,176	9	8.45%		5.60%	November 2037	403	1,579
1,350	10	8.00%		5.60%	January 2038	385	1,735
5,747	38	7.15%		5.60%	November 2038	1,060	6,807
4,903	27	5.55%		5.55%	May 2039	—	4,903
5,790	39	7.25%		5.60%	June 2039	1,155	6,945
$38,721	$255	6.96	%(1)			$6,191	$44,912

(1)   Weighted average interest rate

Principal payments due under the terms of these mortgages are as follows:

2006	$96
2007	402
2008	429
2009	459
2010	492
Thereafter	36,843
$38,721

OTHER OBLIGATIONS

In addition to the indebtedness described above, we have significant lease and other obligations, as described in the sections titled “Properties—Our Senior Housing Leases” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Contractual Obligations” in our Annual Report on Form 10-K for the year ended December 31, 2005 and our historical financial statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Report on Form 10-Q for the quarter September 30, 2006.

Description of Capital Stock

As of November 21, 2006, our charter authorizes us to issue up to an aggregate of 51,000,000 shares of capital stock, including 50,000,000 common shares, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share, or preferred shares, and authorizes our board of directors to determine, at any time and from time to time, to increase or decrease the number of authorized shares of stock, as described below. As of November 21, 2006, we had 31,681,834 common shares issued and outstanding, and 1,000,000 preferred shares authorized but unissued as described below under “—Description of preferred shares.” In connection with the adoption of our shareholders’ rights plan, our board of directors designated an authorized but unissued class of 100,000 preferred shares, par value $.01 per share, described more fully below under “—Description of preferred shares—Junior participating preferred shares.” As of the date of this prospectus, no other class or series of preferred shares had been established.

The following is a summary of the material terms of our capital stock. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.”

Our charter contains provisions permitting our board of directors, without any action by our shareholders, to amend the charter to increase or decrease the total number of shares of our stock, to issue new and different classes of shares in any amount or to reclassify any unissued common shares into other classes or series of classes that we choose. We believe that giving these powers to our board of directors will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

DESCRIPTION OF COMMON SHARES

The holders of our common shares are entitled to one vote for each share held of record on our books for the election of directors and on all matters submitted to a vote of shareholders. The holders of our common shares are entitled to receive ratably dividends, if any, when, as and if authorized by our board of directors and declared by us out of assets legally available therefor, subject to any preferential dividend rights of any outstanding preferred shares. Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive ratably our net assets available after the payment of all debts and other liabilities, subject to the preferential rights of any outstanding preferred shares. Holders of common shares have no preemptive, subscription, redemption, conversion or, if our common shares are listed on a national securities exchange, appraisal rights. The rights, preferences and privileges of holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred shares that we may designate and issue in the future. Our charter authorizes our board of directors to reclassify any unissued common shares into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Our charter and our bylaws contain certain provisions that could have the effect of delaying, deferring or preventing a change of control of us. See “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws” below for a description of these provisions.

DESCRIPTION OF PREFERRED SHARES

Preferred shares

We have 1,000,000 preferred shares authorized, of which 100,000 have been designated as junior participating preferred shares described below. Our charter contains a provision permitting our board of directors, without any action by our shareholders, to amend the charter at any time to increase or decrease the aggregate number of our authorized preferred shares. Our board of directors is authorized, without further vote or action by the shareholders, to issue from time to time preferred shares in one or more series and to classify or reclassify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series into other classes or series of classes that we choose. Prior to issuance of preferred shares in any series, our board of directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding the restrictions on transfer of shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series.

The issuance of preferred shares could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments or payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.  We believe that the ability of our board of directors to issue one or more series of preferred shares provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise.

Junior participating preferred shares

The following is a summary of the material terms of the junior participating preferred shares.  Because it is a summary, it does not contain all of the information that may be important to you.  If you want more information, you should read our charter and bylaws, copies of which have been filed with the SEC.  See “Where You Can Find More Information.”

In connection with the adoption of our shareholders’ rights plan described below, our board of directors has established an authorized but unissued class of 100,000 preferred shares. See “Description of Certain Provisions of Maryland Law and of our Charter and Bylaws—Rights plan,” for a summary of our shareholders’ rights plan. Certain preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our junior participating preferred shares, when and if issued, are described below.

If issued, the holder of each junior participating preferred share is entitled to quarterly dividends in the greater amount of $5.00 or 1,000 times the per share amount of all dividends, whether cash or otherwise, other than dividends payable in common shares, declared upon our common shares. Dividends on the junior participating preferred shares are cumulative. Whenever dividends on the junior participating preferred shares are in arrears, we may not declare or pay dividends, make other distributions on, or redeem or repurchase our common shares or other shares ranking on a parity with or junior to the junior participating preferred shares. If we fail to pay such dividends for six quarters, the holders of the junior participating preferred shares will be entitled to elect two directors.

If issued, the holder of each junior participating preferred share is entitled to 1,000 votes on all matters submitted to a vote of the shareholders, voting (unless otherwise provided in our charter or bylaws) together with holders of our common shares as one class. The junior participating preferred shares are not redeemable. Upon our liquidation, dissolution or winding up, the holders of our junior participating preferred shares are entitled to a liquidation preference of $1,000 per share plus the amount of any accrued and unpaid dividends, prior to payment of any distribution in respect of our common shares or any other shares ranking junior to the junior participating preferred shares. Following payment of this liquidation preference, the holders of junior participating preferred shares are not entitled to further distributions until the holders of our common shares have received an amount per common share equal to the liquidation preference paid on the junior participating preferred shares divided by 1,000, adjusted to reflect events such as share splits, share dividends and recapitalizations affecting our common shares. Following the full payment of this amount to the common shareholders, holders of junior participating preferred shares are entitled to participate proportionately on a per share basis with holders of our common shares in the distribution of the remaining assets to be distributed in respect of shares in the ratio of one one thousandth of the liquidation preference to one, respectively. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are subject to the superior preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any senior series or class of our preferred shares which our board of directors may, from time to time, authorize and issue.

Description of Certain Provisions of Maryland Law and of our Charter and Bylaws

We are organized as a Maryland corporation. The following is a summary of our charter and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire charter and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of applicable Maryland corporate law summarized below.

RESTRICTIONS ON SHARE OWNERSHIP AND TRANSFER

Our charter restricts the amount of shares that shareholders may own. These restrictions are intended to assist Senior Housing, a publicly owned REIT, with REIT compliance under the IRC and otherwise to promote our orderly governance. All certificates representing our common shares and preferred shares will bear a legend referring to these restrictions.

Our charter provides that no person or group of persons acting in concert may own, or be deemed to own by virtue of the attribution provisions of the IRC, more than 9.8% of the number or value, whichever is more restrictive, of any class or series of our outstanding shares of capital stock.  For example, under the attribution provisions of the IRC, securities which are convertible into common shares, such as the notes, are for purposes of this limitation treated the same as the number of common shares into which the securities may be converted.  Any person who acquires, or attempts or intends to acquire, actual or constructive ownership of shares of our capital stock that will or may violate this 9.8% ownership limitation must give notice to us and provide us with other information that we may request.

The ownership limitations in our charter are effective against all of our shareholders. However, with the written consent of Senior Housing, our board of directors may grant an exemption from the ownership limitation if it is satisfied that: (1) the shareholder’s ownership will not cause us or any of our subsidiaries that are tenants of Senior Housing to be deemed a “related party tenant” under the IRC rules applicable to REITs; (2) the shareholder’s ownership will not cause a default under any lease we have outstanding; and (3) the shareholder’s ownership is otherwise in our best interests as determined by our board of directors in the exercise of its business judgment.

If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee will sell the shares held in the trust to a person selected by the trustee whose ownership of the shares will not violate the ownership limitations. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

The prohibited owner will receive the lesser of:

•                  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the trust; and

•                  the net price received by the trustee from the sale of the shares held in the trust.

Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

If, prior to our discovery that shares of our capital stock have been transferred to the trust, a prohibited owner sells those shares, then:

•                  those shares will be deemed to have been sold on behalf of the trust; and

•                  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

Also, shares of capital stock held in the trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•                  the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

•                  the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the trust.  The net proceeds of the sale to us will be distributed similar to any other sale by the trustee.

Every owner of 5% or more of any class or series of our shares may be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to assist us and Senior Housing in its determination of its status as a REIT and to determine and ensure compliance with the foregoing share ownership limitations.

The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system. Our charter provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

POSSIBLE LIABILITY OF SHAREHOLDERS FOR BREACH OF RESTRICTIONS ON OWNERSHIP

Our community leases and our shared services agreement are terminable by Senior Housing and RMR, the investment manager for Senior Housing (from whom we purchase various services pursuant to a shared services agreement), respectively, in the event that any shareholder or group of shareholders acting in concert becomes the owner of more than 9.8% of our voting stock without Senior Housing’s consent. If a breach of the ownership limitations results in a lease default, the shareholders causing the default may become liable to us or to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights, the transfer to a trust and the forced sale of excess shares described above. These damages may be for material amounts.

DIRECTORS

Our charter and bylaws provide that our board of directors has the exclusive power to establish the number of directors. However, there may not be less than the minimum number required by Maryland law nor more than seven directors. In the event of a vacancy, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our charter divides our board of directors into three classes. Shareholders elect directors of each class for three-year terms upon the expiration of their current terms. Shareholders will elect only one class of directors each year. There is no cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, a majority of the votes entitled to be cast will be able to elect all of the successors of the class of directors whose term expires at that meeting.

We believe that classification of our board of directors helps to assure the continuity of our business strategies and policies. However, our classified board of directors also has the effect of making the replacement of our incumbent directors more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of directors.

Our charter provides that a director may be removed only for cause by the affirmative vote of at least 75% of the shares entitled to vote in the election of directors. This provision precludes shareholders from removing incumbent directors unless they can obtain a substantial affirmative vote of shares.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND OTHER BUSINESS

Our bylaws provide that nominations of persons for election to our board of directors and other business may only be considered at our shareholders meetings if the nominations or other business are included in the notice of the meeting, made or proposed by our board of directors or made or proposed by a shareholder who:

•                  is a shareholder of record at the time of giving notice of the nomination or the business to be considered;

•                  is a shareholder of record entitled to vote at the meeting at which the nomination or business is to be considered and at the time of the meeting; and

•                  has complied in all respects with the advance notice provisions for shareholder nominations and other business set forth in our bylaws.

It is the policy of our nominating and governance committee to consider candidates for election as directors who are recommended by our shareholders pursuant to the procedures set forth below.  If a shareholder who is entitled to do so under our bylaws desires to recommend an individual for membership on the board of directors, then that shareholder must provide a written notice to the chair of the nominating and governance committee and to our secretary.  In order for a recommendation to be considered by the nominating and governance committee, this notice must be received within the 30-day period ending on the last date on which shareholders may give timely notice for director nominations under our bylaws and applicable state and federal law, and must be made pursuant to the procedures set forth below.

Under our bylaws, a shareholder’s notice of nominations for director or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year’s annual meeting.  In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year’s annual meeting, a shareholder’s notice must be delivered to us not earlier than the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the date of mailing of the notice for an annual meeting, or (2) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting.  The public announcement of a postponement of the mailing of the notice for an annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice.  If the number of directors to be elected to our board of directors at a shareholders meeting is increased and we make no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of notice for our preceding year’s annual meeting, a shareholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day following the day on which such public announcement is made.  This provision does not apply to new directors who are elected by the board of directors to fill a vacancy, including a vacancy created by board of directors action which increases the number of directors.

For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of directors at a special meeting at which directors are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting.  The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder’s notice as described above.

Any notice from a shareholder of a nomination or a recommendation for nomination for election to our board of directors or a proposal of business to be transacted at a shareholders meeting must be in writing and include the following:

•                  as to each person whom the shareholder proposes to nominate or recommends to be nominated for election or reelection as a director, (1) the nominee’s or recommended nominee’s name, age, business and residence addresses, (2) the class, series and number of shares of capital stock that are beneficially owned or owned of record by the nominee or the recommended nominee, (3) the date the nominee’s or recommended nominee’s securities were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of our securities by the nominee or recommended nominee during the previous 12 month period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved, and (5) all other information relating to the nominee or recommended nominee that is required to be disclosed in solicitations of proxies for election of directors or otherwise required by Regulation 14A or any successor provision under the Exchange Act, together with the nominee’s or recommended nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•                  as to any other business that the shareholder proposes to bring before the meeting, a description of the business, the reasons for proposing the business at the meeting and any material interest in the business of the shareholder and any “Stockholder Associated Person” (as defined below), including any anticipated benefit therefrom;

•                  as to the shareholder giving the notice and any “Stockholder Associated Person,” the class, series and number of shares which are owned of record by the shareholder and any “Stockholder Associated Person,” and the class, series and number of, and the nominee holder for, shares owned beneficially, but not of record by the shareholder and any “Stockholder Associated Person”;

•                  as to the shareholder giving the notice and any “Stockholder Associated Person,” the name and address of the shareholder, as they appear on our share ledger and the current name and address, if different, of such “Stockholder Associated Person”;

•                  as to the shareholder giving the notice and any “Stockholder Associated Person,” the record of all purchases and sales of our securities by the shareholder or “Stockholder Associated Person” during the previous 12-month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

•                  to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee or recommended nominee for election or reelection or the proposal of other business on the date of the shareholder’s notice.

A “Stockholder Associated Person” of any shareholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (2) any beneficial owner of shares of beneficial interest owned of record or beneficially by the shareholder and (3) any person controlling, controlled by or under common control with the shareholder or “Stockholder Associated Person.”

If any shareholder nomination or proposal would cause us to be in breach of any covenant in any of our existing or proposed debt instruments or agreements, the proponent shareholder must submit to our secretary evidence satisfactory to our board of directors of the lender’s or contracting party’s willingness to waive the breach of covenant or a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to our board of directors.  If any shareholder nomination or proposal could not be implemented by us without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent shareholder must submit to our secretary evidence satisfactory to our board of directors that any and all required notices, consents or approvals have been given or obtained or a plan for making the requisite notices or obtaining the requisite consents or approvals prior to the implementation of the proposal or election, which plan must be satisfactory to our board of directors.

We may request that any shareholder proposing a nominee for election to our board of directors provide, within three business days of such request, written verification of the accuracy of the information submitted by the shareholder. Our board of directors may also require any nominee to agree in writing with regard to matters of business ethics and confidentiality while such nominee serves as a director.

MEETINGS OF SHAREHOLDERS

The board of directors determines the place and time of the annual meeting of shareholders.  Special meetings of shareholders may only be called by the majority of the board of directors, the chairman of the board of directors, if any, or the president, or, if permitted under Maryland law and our charter and bylaws, upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting (or such greater proportion we are permitted to specify under Maryland law).

LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporate Law, or MGCL, permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action.  Our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

In accordance with the MGCL, our charter authorizes us, to the maximum extent permitted by the MGCL, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any such capacity.  Our bylaws obligate us, to the maximum extent permitted by the MGCL, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made or is threatened to be made party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or is threatened to be made a party to the proceeding by reason of his or her service in that capacity.  Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity.  The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                   the act or omission of the director or officer was material to the matter giving rise to the proceedings and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  In accordance with the MGCL, our bylaws require us, as a condition to advancing expenses, to obtain:

•                  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and

•                  a written statement by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide procedures and remedies to give contractual assurance that the indemnification protection under the MGCL as in effect on the dates of such agreements will be available.

The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

CHARTER AMENDMENTS AND EXTRAORDINARY TRANSACTIONS

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter.  Our charter provides for approval of such matters when they are first declared advisable by our board of directors and then approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter (or such lesser proportion, as is permitted by the MGCL).

BYLAW AMENDMENTS

As permitted under the MGCL, our bylaws provide that our board of directors has the exclusive power to amend the bylaws.

BUSINESS COMBINATIONS

The MGCL contains a provision which regulates business combinations with interested shareholders.  Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland corporation and an interested shareholder or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder.  Under the statute, the following persons are deemed to be interested shareholders:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares of capital stock; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation.

A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder.  The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors.

After the five-year prohibition period has ended, a business combination between a corporation and an interested shareholder or an affiliate of the interested shareholder must be recommended by the board of directors of the corporation and must receive the following shareholder approvals:

•                  the affirmative vote of at least 80% of the votes entitled to be cast by the corporation’s outstanding voting shares; and

•                  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than voting shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the corporation’s shareholders receive the minimum price set forth in the MGCL for their shares of capital stock and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares of capital stock.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder.  Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraph, provided that the business combination is first approved by our board of directors, including the approval of a majority of the members of our board of directors who are not affiliates or associates of such person.  This resolution, however, may be altered or repealed in whole or in part at any time.

CONTROL SHARE ACQUISITIONS

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock owned by the acquiror, by employees who are also directors of the corporation or by officers of the corporation.  Control shares are voting shares of capital stock which, if aggregated with all other shares of capital stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval.  A control share acquisition means the acquisition of control shares.

A person who has made or proposes to make a control share acquisition, may compel our board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the corporation may itself present the question at a shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the corporation to redeem control shares is subject to conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved.  If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute of the MGCL does not apply to the following:

•                  shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•                  acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of capital stock from the control share acquisition statute.  However, this provision may be amended or eliminated at any time in the future.

ANTI-TAKEOVER EFFECT OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following provisions in our charter and bylaws and in the MGCL could delay or prevent a change in our control:

•                  the limitation on ownership and acquisition of more than 9.8% of our shares of capital stock;

•                  the power of our board of directors to, without a shareholders’ vote, amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series and to issue additional shares, including additional classes of shares with rights defined at the time of issuance;

•                  the classification of our board of directors into classes and the election of each class for three year staggered terms;

•                  the requirement of cause and a 75% vote of shareholders for removal of our directors;

•                  the provision that the number of our directors may be fixed only by vote of our board of directors and that a vacancy on our board of directors may be filled by a majority of our remaining directors for the remainder of the full term of the directorship in which the vacancy occurred;

•                  the advance notice requirements for shareholder nominations for directors and other proposals;

•                  the business combination provisions of the MGCL, if the applicable resolution of our board of directors is rescinded or if our board of directors’ approval of a combination is not obtained; and

•                  the provisions of the control share acquisition statute if the applicable bylaw provision is amended.

RIGHTS PLAN

In addition to the anti-takeover effect of the MGCL and of our charter and bylaws as noted above, we have adopted a rights plan which may have a similar effect.

On March 10, 2004, our board of directors authorized a dividend distribution of one right for each of our outstanding common shares, to holders of record of our common shares at the close of business on April 10, 2004.  Each right entitles the holder to buy one one thousandth of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $25 per one one thousandth of a junior participating preferred share.  The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the junior participating preferred shares are summarized above under “Description of Preferred Shares-Junior Participating Preferred Shares.”

Initially, the rights are attached to common shares.  The rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person acquiring beneficial ownership of 10% or more of the outstanding common shares.  In each instance, our board of directors may determine that the distribution date will be a date later than 10 days following the triggering event.

Until they become exercisable, the rights will be evidenced by the certificates, if any, for common shares and will be transferred with and only with such common shares.  The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

The rights are not exercisable until a rights distribution date and will expire at the close of business on April 10, 2014, unless earlier redeemed or exchanged by us as described below.  Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us, including, without limitation, the right to vote or to receive dividends.

Upon the occurrence of a “flip-in event,” each holder of a right will have the ability to exercise it for a number of common shares (or, in certain circumstances, other property) having a current market price equal to two times the exercise price of the right.  Notwithstanding the foregoing, following the occurrence of a “flip-in event,” all rights that are, or were, held by beneficial owners of 10% or more of our common shares will be void in several circumstances described in the rights agreement.  Rights will not be exercisable following the occurrence of any “flip-in event” until the rights are no longer redeemable by us as set forth below.  A “flip-in event” occurs when a person or group of persons acquires more than 10% of the beneficial ownership of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our outside directors determines to be fair to and otherwise in the best interests of us and our shareholders.

A “flip-over event” occurs when, at any time on or after the announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged or 50% or more of our assets or earning power is sold or transferred.  Upon the occurrence of a “flip-over event” each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a current market price equal to two times the exercise price of the right.

The purchase price and the number of junior participating preferred shares issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution.  With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price.  We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right.  We have 10 days from the date of an announcement of a share acquisition which will result in a person becoming the beneficial owner of more than 10% of our outstanding common shares to redeem the rights in whole, but not in part, at a price of $.01 per right, payable at our option in cash, common shares or other consideration as our board of directors may determine.  Immediately upon the effectiveness of the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights may be amended by the board of directors prior to the distribution date.  After the distribution date, the provisions of the rights agreement may be amended by the board of directors only in order to:

•                  cure ambiguities, defects or inconsistencies;

•                   make changes which do not adversely affect the interests of holders of rights (other than the rights of a person that has obtained beneficial ownership of more than 10% of our outstanding shares and certain other related parties); or

•                  shorten or lengthen any time period under the rights agreement.

However, no amendment to lengthen the time period governing redemption is permitted to be made at such time as the rights are not redeemable.

Certain Federal Income Tax Considerations

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE.  TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, EACH PERSON RECEIVING THIS PROSPECTUS IS HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY US IN CONNECTION WITH THE PROMOTION, MARKETING, AND RECOMMENDATION (WITHIN THE MEANING OF INTERNAL REVENUE SERVICE CIRCULAR 230) OF THE TRANSACTIONS AND MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE PURCHASERS ARE ENCOURAGED TO SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IN GENERAL

The following summary of federal income tax considerations is based upon the IRC, Treasury regulations issued thereunder, and rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or possible differing interpretations. We have not sought a ruling from the Internal Revenue Service, or the IRS, with respect to any matter described in this summary, and we cannot provide any assurance that the IRS or a court will agree with the statements made in this summary. The summary applies to you only if you hold our notes as a capital asset and you purchased the notes in the initial offering for the original issue price as defined in Section 1273 of the IRC.  The summary does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax law, for example, if you are:

•                  a bank, life insurance company, regulated investment company or other financial institution,

•                  a broker or dealer in securities or foreign currency,

•                  a person that has a functional currency other than the US dollar,

•                  a person who acquires our notes in connection with employment or other performance of services,

•                  a person who owns our notes as part of a straddle, hedging transaction, conversion transaction or constructive sale transaction,

•                  a tax-exempt entity, or

•                  an expatriate.

In addition, the following summary does not address all possible tax considerations relating to the acquisition, ownership and disposition of our notes, and in particular does not discuss any estate, gift, generation-skipping transfer, state, local or foreign tax considerations. For all these reasons, we urge you to consult with your tax advisor about the federal income tax and other tax consequences of your acquisition, ownership and disposition of our notes.

For purposes of this summary, you are a “US holder” if you are a beneficial owner of our notes and for federal income tax purposes are:

•                  a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws,

•                  a corporation or other entity treated as a corporation for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                  an estate the income of which is subject to federal income taxation regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or an electing trust in existence on August 20, 1996 to the extent provided in Treasury regulations, and if your status as a US holder is not overridden pursuant to the provisions of an applicable tax treaty. Conversely, you are a “non-US holder” if you are a beneficial owner of our notes and are not a US holder.

If a partnership (including any entity treated as a partnership for federal income tax purposes) is a beneficial owner of our notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the federal income tax consequences of the acquisition, ownership and disposition of our notes.

We believe the notes will be treated as indebtedness for federal income tax purposes, and will not be treated as contingent payment debt instruments. This summary discussion assumes that the IRS will respect this classification.

TAX CONSEQUENCES FOR US HOLDERS

Tax treatment of notes

If you are a US holder:

Payments of interest.  Interest on a note will generally be taxable to you as ordinary income:

•                  when you receive it, if you use the cash method of accounting for federal income tax purposes, or

•                  when it accrues, if you use an accrual method of accounting for federal income tax purposes.

Purchase price for a note that is allocable to prior accrued interest may be treated as offsetting a portion of the interest income from the next scheduled interest payment on the note, and any interest income so offset is not taxable.

We may be required to pay additional amounts to you in the event of a registration default. Because we believe the likelihood that we will be obligated to make any such additional payments on the notes is remote, we intend to take the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments under the applicable Treasury regulations. Assuming our position is respected, you would be required to treat such additional amounts as ordinary interest income and include such additional amounts in income at the time payments are received or accrued, in accordance with your method of accounting for federal income tax purposes.

Our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, you would be required, among other things, to accrue interest income (regardless of your method of accounting for federal income tax purposes) at a rate higher than the stated interest rate on the notes, treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note, and treat the entire amount of recognized gain upon a conversion of notes as taxable. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury regulations.

Disposition of a note.  Upon the sale, exchange, redemption, retirement or other disposition of a note, you generally will recognize taxable gain or loss in an amount equal to the difference, if any, between (1) the amount you receive in cash or in property, valued at its fair market value, upon this sale, exchange, redemption, retirement or other disposition, other than amounts representing accrued and unpaid interest which will be taxable as interest income, and (2) your adjusted tax basis in the note. Your tax basis in the note will, in general, equal your acquisition cost for the note exclusive of any amount paid allocable to prior accrued stated interest. Your gain or loss will be capital gain or loss, and will be long-term capital gain or loss if your holding period in the note is more than one year at the time of disposition. If you are not a corporation, the long-term capital gain will generally be subject to US federal income tax at a maximum rate of 20% (15% for gains properly taken into account through the temporary period ending with the end of your taxable year that begins in 2010). Your ability to deduct capital losses may be limited. If you sell notes at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS under applicable Treasury regulations.

Conversion of a note in exchange for common shares.  You generally will not recognize any income, gain or loss upon conversion of a note into common shares except with respect to cash, if any, you received in lieu of a fractional common share. Your income tax basis in the common shares that you receive on the conversion of your note generally will be the same as your adjusted tax basis in the note just prior to the time of conversion, reduced by any basis allocable to a fractional share interest for which you receive a cash payment. Your holding period for the common shares you receive on conversion will generally include the holding period of the note converted. However, if a conversion is accompanied by a change in the conversion rate, as may occur with a make-whole fundamental change, you may have taxable income, as discussed below under “—Constructive Distributions.” If, in addition to common shares, upon conversion you receive rights or warrants to acquire our common shares or other of our securities, then the receipt of the rights or warrants may be taxable, and we encourage you to consult your tax advisor as to the consequences of the receipt of rights or warrants upon conversion.

Any cash you receive in lieu of fractional common shares upon conversion generally will be treated as a payment in exchange for the fractional common shares. Accordingly, your receipt of cash in lieu of fractional shares generally will result in capital gain or loss, measured by the difference between the cash you receive for the fractional shares and your adjusted tax basis attributable to the fractional shares.

Tax treatment of common shares

Distributions.  A distribution you receive from us with respect to your common shares will constitute a dividend to the extent paid out of our current or accumulated earnings and profits as determined for US federal income tax purposes. To the extent that a distribution exceeds our available earnings and profits, it will be treated as a nontaxable return of capital to the extent of your adjusted tax basis in the common shares and thereafter as capital gain.

For a temporary period ending with the end of your taxable year that begins in 2010, qualified dividend income will generally be subject to a maximum federal income tax rate of 15% if you are a noncorporate US holder. Any dividends we pay to you during that period should constitute qualified dividend income to you, provided that you meet the minimum holding period requirement. You generally will meet the holding period requirement if you held a common share for more than 60 days during the 121 day period that begins 60 days before the ex-dividend date; the ex-dividend date is the first date following the declaration of the dividend on which the buyer of a common share will not receive the next dividend payment.

Sale or other taxable disposition of common shares.  Upon the sale, exchange or other taxable disposition of a common share, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the fair market value of property you receive in exchange for the common shares and your adjusted tax basis in the common shares. This gain or loss will be a capital gain or loss, and will be long-term capital gain or loss if your holding period in the common shares is more than one year at the time of disposition. If you are not a corporation, the long-term capital gain will generally be subject to US federal income tax at a maximum rate of 20% (15% for gains properly taken into account through the temporary period ending with the end of your taxable year that begins in 2010). Your ability to deduct capital losses may be limited. If you sell common shares at a loss that meets certain thresholds, you may be required to file a disclosure statement with the IRS under applicable Treasury regulations.

Constructive distributions

Your rights to convert your notes into common shares allow for the conversion rate to be adjusted under a number of circumstances, generally to ensure that you receive an economically equivalent number of shares from a conversion following stock splits and stock dividends of our common shares, and also following cash distributions on common shares. Adjustments also may include changes in the type or amount of consideration you receive upon conversion. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to you for federal income tax purposes. Adjustments made pursuant to a bona fide reasonable adjustment formula that have the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible conversion adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common shares) will not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such nonqualifying adjustments are made, you generally will be deemed to have received a distribution even if you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the description above under “—Tax Treatment of Common Shares—Distributions.” It is not clear whether a constructive dividend deemed paid to a US holder would be eligible for the preferential rates of federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. If you are subject to backup withholding, then a withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the IRS a sufficient portion of your notes, common shares, or other property. You may be responsible for the brokerage commissions and other costs relating to the generation of sufficient cash to remit to the IRS.

TAX CONSEQUENCES FOR NON-US HOLDERS

If you are a non-US holder:

In general.  You will not be subject to federal income and withholding taxes on payments of interest on a note, or upon the sale, exchange, redemption, retirement or other disposition of a note or common shares, if:

•                  you do not own directly or indirectly 10% or more of the total combined voting power of all classes of our voting shares,

•                  your income and gain in respect of the note or common shares, as the case may be, are not effectively connected with the conduct of a United States trade or business (and, if required by an applicable tax treaty, are not attributable to a United States permanent establishment),

•                  you are not a controlled foreign corporation that is related to us (actually or constructively) or under common control with us,

•                  either we or the applicable paying agent, acting as the withholding agent, have received from you a properly executed, applicable IRS Form W-8 or substantially similar form in the year in which a payment of interest occurs or in a previous calendar year to the extent provided for in the instructions to the applicable IRS Form W-8,

•                  in the case of gain upon the sale, exchange, redemption, retirement or other disposition of a note or common shares recognized by an individual non-US holder, you were present in the United States for less than 183 days during the taxable year of the sale, exchange, redemption, retirement or other disposition and certain other conditions are met, and

•                  Section 897 of the IRC, discussed below, does not apply to you.

The IRS Form W-8 or a substantially similar form must be signed by you under penalties of perjury certifying that you are a non-US holder and providing your name and address, and you must inform the withholding agent of any change in the information on the statement within 30 days of the change. If you hold a note through a securities clearing organization or other qualified financial institution, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must generally be accompanied by a statement containing the relevant information from the executed IRS Form W-8 or substantially similar form that you provided to the organization or institution. If you hold the notes through certain foreign intermediaries or certain foreign partnerships, you and the foreign intermediary or foreign partnership must satisfy the certification requirements of applicable Treasury regulations.

Except in the case of income or gain in respect of a note or common share that is effectively connected with the conduct of a United States trade or business, discussed below, interest received or gain recognized by you that does not qualify for exemption from taxation (as described above) will be subject to US tax at a rate of 30% (and in the case of interest, withholding) unless reduced or eliminated by an applicable tax treaty. You must generally use an applicable IRS Form W-8, or a substantially similar form, to claim tax treaty benefits. If you are a non-US holder claiming benefits under a tax treaty, you should be aware that you may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty’s limitations on benefits article in order to comply with the applicable certification requirements of the Treasury regulations.

Dividends and constructive distributions.  Any dividends paid to you with respect to common shares (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion formula, see “—Tax Consequences for US Holders—Constructive Distributions” above) will be subject to withholding tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty unless they are effectively connected with your conduct of a trade or business in the United States and, where a tax treaty applies, are attributable to a United States permanent establishment. A withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the IRS a sufficient portion of your notes, common shares, or other property. You may be responsible for the brokerage commissions and other costs relating to the generation of sufficient cash to remit to the IRS.

Conversion.  A non-US holder generally will not be subject to federal income tax to the extent a note is converted into our common shares. However, if a conversion is accompanied by a change in the conversion rate, as may occur with a make-whole fundamental change, you may have taxable income, as discussed above under “—Dividends and Constructive Distributions.” If, in addition to common shares, upon conversion you receive rights or warrants to acquire our common shares or other of our securities, then the receipt of the rights or warrants may be taxable, and we encourage you to consult your tax advisor as to the consequences of the receipt of rights or warrants upon conversion.

Effectively connected income and gain.  If you are a non-US holder whose income and gain in respect of a note or common shares is effectively connected with the conduct of a United States trade or business, and, if required by an applicable tax treaty, is attributable to a United States permanent establishment, then you will be subject to regular federal income tax on this income and gain in generally the same manner as US holders, and general federal income tax return filing requirements will apply. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected adjusted earnings and profits for the taxable year, unless you qualify for a lower rate under an applicable tax treaty. To obtain an exemption from withholding on interest on the notes, dividends on common shares, or constructive distributions that are effectively connected with the conduct of a United States trade or business, you must generally supply to the withholding agent an applicable IRS Form W-8, or a substantially similar form.

If we are or have been a United States real property holding corporation for federal income tax purposes at any time during the five year period ending on the date of disposition of the notes or common shares, as the case may be, section 897 of the IRC and the applicable Treasury regulations would potentially cause any gain or loss you realize upon a disposition of your notes or common shares to be treated as effectively connected with the conduct of a trade or business in the United States, and thus taxable as effectively connected gain in the manner described above. As long as our common shares continue to be regularly traded on the AMEX, you will not recognize taxable gain or loss under section 897 on a disposition of notes or common shares if

•                  you have not directly or indirectly owned, at any time during such five-year period, more than 5% of the total outstanding notes;

•                  you have not directly or indirectly owned, at any time during such five-year period, more than 5% of the total outstanding common shares; and

•                  upon the date of your acquisition of any of the notes or any other interests in our company not regularly traded on an established securities market, the aggregate fair market value of your directly and indirectly owned notes, plus any of your other directly or indirectly owned interests in our company not regularly traded on an established securities market, does not exceed 5% of the aggregate value of our outstanding common shares.

We urge you to consult with your tax advisor to determine whether you meet these requirements, or whether you otherwise qualify for exemption from section 897 of the IRC.

INFORMATION REPORTING AND BACKUP WITHHOLDING

Information reporting and backup withholding may apply to interest, dividend and other payments to you under the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS. The backup withholding rate is currently 28%.

If you are a US holder.  You may be subject to backup withholding when you receive interest payments on notes, constructive distributions on notes, dividends on common shares, or proceeds upon the sale, exchange, redemption, retirement or other disposition of notes or common shares. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or a substantially similar form on which you:

•                  provide your correct taxpayer identification number, and

•                  certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding as a result of a failure to report all interest and dividends, or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you do not provide your correct taxpayer identification number on the IRS Form W-9 or a substantially similar form, you may be subject to penalties imposed by the IRS.

Unless you have established on a properly executed IRS Form W-9 or a substantially similar form that you are a corporation or come within another enumerated exempt category, interest and other payments on the notes paid to you during the calendar year, constructive distributions on the notes, distributions paid to you on common shares, proceeds of a sale of notes or common shares paid to you, and the amount of tax withheld, if any, will be reported to you and to the IRS.

Special rule for US holders beneficially owned by non-US holders.  As stated above, we may be or become a United States real property holding corporation under section 897 of the IRC.  Sections 1445 and 1446 of the IRC govern income tax withholding for gains taxable to non-US holders under section 897. They provide that upon a disposition of notes or common shares, income tax withholding may be required of disposing US holders that are partnerships, trusts, estates, and other entities because of their beneficial ownership by non-US holders. We believe that, provided our common shares continue to be regularly traded on the AMEX, you will not have to withhold upon a disposition of the notes or common shares under sections 1445 and 1446 of the IRC if you meet the 5% thresholds discussed above that are applicable to non-US holders on the disposition of the notes and common shares. We urge you to consult with your tax advisor to determine whether you meet these standards, or whether you otherwise qualify for exemption from sections 897, 1445, and 1446 of the IRC.

If you are a non-US holder.  The amount of interest paid to you on notes during each calendar year, the amount of constructive distributions on notes, the amount of distributions paid to you on common shares, and the amount of tax withheld, if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding or whether withholding was reduced or eliminated by an applicable tax treaty. Copies of the information returns reporting such interest, distributions and amounts of tax withheld may also be made available to the tax authorities in the country in which a non-US holder resides under the provisions of the applicable tax treaty. Also, interest paid to you on notes, constructive distributions paid to you on notes, and distributions paid on common shares may be subject to backup withholding unless you properly certify your non-US holder status on an IRS Form W-8 or a substantially similar form in the manner described above, under “—Tax Consequences for Non-US Holders—In General.” Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of notes or common shares if you properly certify that you are a non-US holder on an IRS Form W-8 or a substantially similar form. Even without having executed an IRS Form W-8 or a substantially similar form, however, in some cases information reporting and backup withholding may not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of notes or common shares, if you receive those proceeds through a broker’s foreign office.

Selling Securityholders

We originally issued the notes in a private placement in October 2006 to UBS Securities LLC, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Stifel, Nicolaus & Company, Incorporated, Davenport & Company LLC and Ferris, Baker Watts, Incorporated.  The initial purchasers resold the notes to purchasers in transactions exempt from registration pursuant to Rule 144A under the Securities Act.

The table below, which has been prepared based on information furnished to us by or on behalf of the selling securityholders named therein, sets forth the name of each selling securityholder, the principal amount of notes that each selling securityholder owns and may offer pursuant to this prospectus and the number of common shares into which those notes are convertible.  Unless set forth below, to our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common shares.  None of the selling securityholders are registered broker-dealers.

We have prepared the table below based on information received from the selling securityholders on or prior to November 21, 2006.  However, any or all of the notes or common shares listed below may be offered for sale pursuant to this prospectus by the selling securityholders from time to time. Accordingly, no estimate can be given as to the amounts of notes or number of common shares that will be held by the selling securityholders upon consummation of any sales.  In addition, the selling securityholders listed in the table below may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

Information about the selling securityholders may change over time, and we may not be made aware of changes in the ownership of our notes. Any changed information that is provided to us by selling securityholders will be set forth in prospectus supplements to this prospectus.

Name	Principal Amount of Notes Beneficially Owned Prior to the Offering	Principal Amount of Notes Being Offered Hereby	Principal Amount (and Percentage) of Notes to be Owned After Completion of the Offering(1)	Number of Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Being Offered Hereby(2)	Number of Common Shares to be Owned After Completion of the Offering	Percentage of Common Shares Outstanding(1)
Alexandra Global Master Fund Ltd.(3)	$5,000,000	$5,000,000	0	0	384,615	0	0
CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust(4)	$4,000,000	$4,000,000	0	0	307,692	0	0
Citadel Equity Fund, Ltd.(5)	$3,000,000	$3,000,000	0	0	230,769	0	0
CNH CA Master Account, L.P.(6)	$6,000,000	$6,000,000	0	0	461,538	0	0
Lord Abbett America’s Value Fund(7)	$2,000,000	$2,000,000	0	0	153,846	0	0
Lord Abbett Series Fund – America’s Value Porfolio(8)	$200,000	$200,000	0	0	15,384	0	0
Met Investor Series Trust – America’s Value(9)	200,000	$200,000	0	0	15,384	0	0
Vicis Capital Master Fund(10)	$4,000,000	$4,000,000	0	0	307,692	0	0
Wolverine Convertible Arbitrage Fund Trading Limited(11)	$1,300,000	$1,300,000	0	0	100,000	0	0

(1)                                  Assumes the sale of all securities offered hereby (and only the securities offered hereby) on behalf of each holder by each such holder.

(2)                                  Represents common shares issuable upon conversion of our 3.75% Convertible Senior Notes due 2026 at an initial conversion rate of 76.9231 common shares per $1,000 principal amount of notes (subject to adjustment under certain circumstances).

(3)                                  Alexandra Investment Management, LLC, a Delaware limited liability company, serves as investment advisor to Alexandra Global Master Fund Ltd.  By reason of such relationship, Alexandra Investment Management, LLC may be deemed to share dispositive power or investment control over the securities stated as beneficially owned by Alexandra Global Master Fund Ltd.  Alexandra Investment Management, LLC disclaims beneficial ownership of such securities.  Mr. Mikhail A. Filimonov is a managing member of Alexandra Investment Management, LLC.  By reason of such relationship, Mr. Filimonov may be deemed to share dispositive power or investment control over the securities stated as beneficially owned by Alexandra Global Master Fund Ltd.  Mr. Filimonov disclaims beneficial ownership of such securities.

(4)                                  Calamos Advisors LLC, as investment advisor, makes the investment decision on behalf of CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust and has voting control over the securities beneficially owned by CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust.  Calamos Advisors LLC disclaims beneficial ownership of the securities held by CALAMOS Market Neutral Income Fund –CALAMOS Investment Trust.

(5)                                  Citadel Limited Partnership is the trading manager of Citadel Equity Fund Ltd. and consequently has investment discretion over securities held by Citadel Equity Fund Ltd.  Citadel Investment Group, L.L.C. controls Citadel Limited Partnership.  Mr. Kenneth C. Griffin controls Citadel Investment Group, L.L.C. and therefore has ultimate investment discretion over securities held by Citadel Equity Fund Ltd.  Citadel Limited Partnership, Citadel Investment Group, L.L.C. and Mr. Griffin each disclaim beneficial ownership of the notes held by Citadel Equity Fund Ltd.  Citadel Equity Fund Ltd., an affiliate of Aragon Investments Ltd., Palofax Trading LLC, Citadel Trading Group, LLC and Citadel Derivatives Group, LLC, which are registered broker-dealers, has informed us that it acquired its notes in the ordinary course of business and, at the time of the acquisition thereof, it had no agreements or understandings, directly or indirectly, with any other person to distribute the notes or the underlying common shares.

(6)                                  Mr. Robert Krail, Mr. Mark Mitchell and Mr. Todd Pulvino make the investment decision on behalf of CNH CA Master Account, L.P. and have voting control over the securities beneficially owned by CNH CA Master Account, L.P.

(7)                                  Mr. Maren Lindstrom makes the investment decision on behalf of Lord Abbett America’s Value Fund and has voting control over the securities beneficially owned by Lord Abbett America’s Value Fund.

(8)                                  Mr. Maren Lindstrom makes the investment decision on behalf of Lord Abbett Series Fund – America’s Value Porfolio and has voting control over the securities beneficially owned by Lord Abbett Series Fund – America’s Value Porfolio.

(9)                                  Mr. Maren Lindstrom makes the investment decision on behalf of Met Investor Series Trust – America’s Value and has voting control over the securities beneficially owned by Met Investor Series Trust – America’s Value.

(10)                            Mr. John Succo, Mr. Shad Stastney and Mr. Sky Lucas make the investment decision on behalf of Vicis Capital Master Fund and have voting control over the securities beneficially owned by Vicis Capital Master Fund.

(11)                            Mr. Rob Bellick makes the investment decision on behalf of Wolverine Convertible Arbitrage Fund Trading Limited and has voting control over the securities beneficially owned by Wolverine Convertible Arbitrage Fund Trading Limited.

Plan of Distribution

We will not receive any of the proceeds of the sale of the notes or the common shares issued upon conversion of the notes offered by this prospectus. The notes and the underlying common shares may be sold from time to time to purchasers:

•                        directly by the selling securityholders or their pledgees, donees, transferees or any successors in interest (all of whom may be selling securityholders); or

•                        through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the notes and underlying common shares.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying common shares may be deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.  As a result, any profits on the sale of the notes and the underlying common shares by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.  If the selling securityholders were to be deemed underwriters, the selling securityholders may  be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  These securityholders purchased their notes in the open market or from the initial purchasers, not directly from us, and we are not aware of any underwriting plan or agreement, underwriters’ or dealers’ compensation, or passive market-making or stabilization transactions involving the purchase or distribution of these securities by these securityholders.  To our knowledge, none of the selling securityholders who are affiliates of broker-dealers purchased the notes outside of the ordinary course of business or, at the time of the purchase of the notes, had any agreement or understanding, directly or indirectly, with any person to distribute the securities.

If the notes and the underlying common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying common shares may be sold in one or more transactions at:

•                  fixed prices;

•                  prevailing market prices at the time of sale;

•                  varying prices determined at the time of sale; or

•                  negotiated prices.

These sales may be effected in transactions:

•                  on any national securities exchange or quotation service on which the notes and underlying common shares may be listed or quoted at the time of the sale, including the AMEX in the case of the common shares;

•      in the over-the-counter market;

•      in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•      through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes and the underlying common shares, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying common shares in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying common shares short and deliver notes and the underlying common shares to close out short positions, or loan or pledge notes and the underlying common shares to broker-dealers that in turn may sell the notes and the underlying common shares.  We understand that SEC interpretations currently limit the ability of securityholders to settle short sales entered into prior to the effectiveness of the registration statement, of which this prospectus forms a part, with the securities offered herein following such effectiveness.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common shares by the selling securityholders. There can be no assurance that any selling securityholder will sell any or all of the notes and the underlying common shares pursuant to this prospectus. In addition, any notes and the underlying common shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. We cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common shares by other means not described in this prospectus.

Although the notes issued in the initial placement are eligible for trading on the PORTAL Market, notes sold using this prospectus will no longer be eligible for trading in the PORTAL system. We have not listed, and do not intend to list, the notes on any securities exchange or automated quotation system. The initial purchasers advised us that they intended to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that any market for the notes will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected.

Our common shares are quoted on the AMEX under the symbol “FVE.”

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common shares by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common shares to engage in market-making activities with respect to the particular notes and the underlying common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common shares and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common shares.

Pursuant to the registration rights agreement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay the expenses incidental to the registration, offering and sale of the notes and the underlying common shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Legal Matters

Sullivan & Worcester LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us.  Sullivan & Worcester LLP and Venable LLP represent Senior Housing and certain of its affiliates on various matters.  Sullivan & Worcester LLP also represents RMR and certain of its affiliates on various matters.

Independent Registered Public Accounting Firm

The consolidated financial statements of Five Star Quality Care, Inc. appearing in Five Star Quality Care, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Five Star Quality Care, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference.  Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Gordon Health Ventures, LLC and Subsidiaries as of December 31, 2004 appearing in Five Star Quality Care, Inc.’s Current Report (Form 8-K/A), dated July 28, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. You may read and copy information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. Information filed by us with the SEC can be copied at the SEC’s Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You can review our SEC filings by accessing the SEC’s Internet site at http://www.sec.gov.

Incorporation of Certain Documents by Reference

We have “incorporated by reference” information we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•                  our Current Reports on Form 8-K dated July 28, 2005 (filed on Form 8-K/A), January 4, 2006, March 6, 2006, March 27, 2006 (Item 9.01 only), March 31, 2006 (Items 5.03, 8.01 and 9.01 only), April 7, 2006, May 25, 2006, June 6, 2006, July 7, 2006, July 17, 2006, August 17, 2006, October 5, 2006, October 11, 2006 (as amended by our current Report on Form 8-K/A dated October 11, 2006 and filed on November 22, 2006), October 12, 2006, October 24, 2006, November 14, 2006 and November 22, 2006;

•                  the description of our common shares contained in our registration statement on Form 8-A dated December 7, 2001; and

•                  the description of our junior participating preferred shares contained in our registration statement on Form 8-A dated March 19, 2004.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the termination of the offering:

•                  Reports filed under Sections 13(a) and (c) of the Exchange Act;

•                  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meetings; and

•                  Any reports filed under Section 15(d) of the Exchange Act.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus.  You may obtain this information at no cost by writing or telephoning us at:  400 Centre Street, Newton, Massachusetts 02458, (617) 796-8387, Attention:  Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act	$13,535.50
Legal Fees and Expenses	50,000.00
Accounting Fees and Expenses	50,000.00
Printing and Engraving Expenses	2,000.00
Trustee Fees (including counsel fees)	5,000.00
Miscellaneous Fees and Expenses	4,464.50
Total:	$125,000.00

Item 15.   Indemnification of Directors and Officers

The MGCL permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action.  The Registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

The Registrant’s charter authorizes the Registrant, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonably expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director and at the Registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in such capacity.  The Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status.  The Registrant’s charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.  The MGCL requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.  The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceedings and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.  In accordance with the MGCL, the Registrant’s bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Registrant as authorized by the Registrant’s bylaws and (2) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Registrant if it shall ultimately be determined that the standard of conduct was not met.

We have also entered into indemnification agreements with each of our directors and executive officers that provide procedures and remedies to give contractual assurance that the indemnification protection under the MGCL as in effect on the dates of such agreements will be available.

The SEC has expressed the opinion that indemnification of directors, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Reference is made to the Registrant’s bylaws filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 10, 2004.  Reference is also made to the Registrant’s charter filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 31, 2006.

Item 16.  Exhibits

Exhibit No.	Description
4.1	Form of Common Shares Certificate(1)
4.2

Indenture related to the 3.75% Convertible Senior Notes due 2026, dated as of October 18, 2006, by and among Five Star Quality Care, Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee, including the form of 3.75% convertible senior note due 2026(2)

4.3	Registration Rights Agreement, dated as of October 18, 2006, by and among Five Star Quality Care, Inc., each of the guarantors named therein and the Initial Purchasers named therein(2)
4.4	Rights Agreement dated as of March 10, 2004, by and between Five Star Quality Care, Inc. and EquiServe Trust Company, N.A.(3)
4.5	Appointment of Successor Rights Agent, dated as of December 13, 2004, by and between Five Star Quality Care, Inc. and Wells Fargo Bank, National Association(4)
5.1	Opinion of Sullivan & Worcester LLP*
5.2	Opinion of Venable LLP*
12.1	Computation of Ratio of Earnings to Fixed Charges*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)*
23.3	Consent of Venable LLP (included in Exhibit 5.2)*
24.1	Powers of Attorney of certain officers and directors (included on signature pages)*
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association under the Indenture*

*       Filed herewith.

(1)    Incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-69846, as amended on November 8, 2001.

(2)    Incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 24, 2006.

(3)    Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 10, 2004.

(4)    Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 13, 2004.

Item 17.  Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on November 22, 2006.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Evrett W. Benton
Evrett W. Benton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of Five Star Quality Care, Inc., hereby severally constitutes and appoints Evrett W. Benton, Gerard M. Martin and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Five Star Quality Care, Inc. pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any registration statement filed pursuant to Rule 462(b) and any and all amendments to either thereof.

Signature	Title	Date

/s/ Evrett W. Benton	President and Chief Executive	November 22, 2006
Evrett W. Benton	Officer

/s/ Bruce J. Mackey Jr.	Treasurer and Chief Financial	November 22, 2006
Bruce J. Mackey Jr.	Officer
(Principal Accounting Officer)

/s/ Gerard M. Martin	Managing Director	November 22, 2006
Gerard M. Martin

/s/ Barry M. Portnoy	Managing Director	November 22, 2006
Barry M. Portnoy

/s/ Bruce M. Gans	Director	November 22, 2006
Bruce M. Gans

/s/ Barbara D. Gilmore	Director	November 22, 2006
Barbara D. Gilmore

/s/ Arthur G. Koumantzelis	Director	November 22, 2006
Arthur G. Koumantzelis

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on November 22, 2006.

FS LAFAYETTE TENANT TRUST
FS LEISURE PARK TENANT TRUST
FS LEXINGTON TENANT TRUST
FS TENANT POOL I TRUST
FS TENANT POOL II TRUST
FS TENANT POOL III TRUST
FS TENANT POOL IV TRUST

By:	/s/ Evrett W. Benton
Evrett W. Benton
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of each of FS Lafayette Tenant Trust, FS Leisure Park Tenant Trust, FS Lexington Tenant Trust, FS Tenant Pool I Trust, FS Tenant Pool II Trust, FS Tenant Pool III Trust and FS Tenant Pool IV Trust, hereby severally constitutes and appoints Evrett W. Benton, Gerard M. Martin and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by any of FS Lafayette Tenant Trust, FS Leisure Park Tenant Trust, FS Lexington Tenant Trust, FS Tenant Pool I Trust, FS Tenant Pool II Trust, FS Tenant Pool III Trust and/or FS Tenant Pool IV Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement hereby ratifying and confirming their signatures as they may be signed by their attorneys to this registration statement, any registration statement filed pursuant to Rule 462(b) and any and all amendments to either thereof.

Signature	Title	Date

/s/ Evrett W. Benton	President and Chief Executive	November 22, 2006
Evrett W. Benton	Officer

/s/ Bruce J. Mackey Jr.	Treasurer and Chief Financial	November 22, 2006
Bruce J. Mackey Jr.	Officer
	(Principal Accounting Officer)	November 22, 2006

/s/ Gerard M. Martin	Trustee
Gerard M. Martin

/s/ Barry M. Portnoy	Trustee	November 22, 2006
Barry M. Portnoy